As filed with the Securities and Exchange Commission on April 28, 2006
                                     An Exhibit List can be found on page II-11.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                           AMERICAN HEALTHCHOICE, INC.
                 (Name of small business issuer in its charter)

 New York                              8011                      11-2931252
(State or other            (Primary Standard Industrial       (I.R.S. Employer
Jurisdiction of             Classification Code Number)      Identification No.)
Incorporation or
Organization)

                                 7350 Hawk Road
                             Flower Mound, TX 75022
                                 (972) 538-0122
          (Address and telephone number of principal executive offices and principal place of business)

             Dr. J.W. Stucki, Chief Executive Officer and President
                           AMERICAN HEALTHCHOICE, INC.
                                 7350 Hawk Road
                             Flower Mound, TX 75022
                                 (972) 538-0122
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                     CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                       Proposed
                                                        maximum          Proposed
                                                        offering          maximum
   Title of each class of          Amount to be        price per         aggregate            Amount of
 securities to be registered      registered (1)         share         offering price     registration fee
-------------------------------------------------------------------------------------------------------------
Common stock issuable upon           56,470,588(2)     $.0625(3)         $3,529,411.76              $377.65
conversion of debentures
-------------------------------------------------------------------------------------------------------------
Total                                   56,460,588                       $3,529,411.76              $377.65
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures held by the selling stockholder.Should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 26, 2006, which was $.0625 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 28, 2006

                           AMERICAN HEALTHCHOICE, INC.
                              56,470,588 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholder of up to 56,470,588 shares of our common stock underlying convertible debentures. The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures being converted divided by the lesser of (i) $0.75, (ii) eighty five percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty five percent of the volume weighted average price on the trading day prior to the conversion. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an underwriter of the shares of common stock, which it is offering. We will pay the expenses of registering these shares.

      Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "AMHI". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 26, 2006, was $.0625.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Material Technologies, Inc., with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                Table Of Contents

Prospectus Summary                                                             3

Risk Factors                                                                   5

Use of Proceeds                                                                9

Market for Common Equity and Related Stockholder Matters                       9

Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                   10

Description of Business                                                       18

Description of Property                                                       20

Legal Proceedings                                                             21

Directors, Executive Officers, Promoters and Control Persons                  21

Executive Compensation                                                        22

Security Ownership of Certain Beneficial Owners and Management                25

Certain Relationships and Related Transactions                                27

Description of Securities Being Registered                                    27

Indemnification for Securities Act Liabilities                                27

Plan of Distribution                                                          28

Selling Stockholder                                                           31

Legal Matters                                                                 32

Experts                                                                       33

Available Information                                                         33

Financial Statements                                                          34

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           AMERICAN HEALTHCHOICE, INC.

      American HealthChoice, Inc. is a medical sales and service company established in 1994 headquartered in Flower Mound, Texas, a suburb of Dallas. We operate under three business divisions:

      o     Medical Clinics
      o     TelmedCo
      o     RehabCo

      For the years ended September 30, 2005 and 2004, we generated net revenue in the amount of $6,578,825 and $5,262,538, respectively. For the year ended September 30, 2005 we had net income applicable to common stockholders of $546,684. For the year ended September 30, 2004, we had a net loss applicable to common stockholders of $1,497,553.

      The address of our principal office is 7350 Hawk Road, Flower Mound, Texas 75022. Our telephone number is (972) 538-0122 and we maintain an internet website at www.americanhealthchoice.com. We are a New York corporation.

The Offering

Common stock offered    Up to 56,470,588 shares of common stock underlying
by selling stockholder  convertible debentures in the amount of $1,000,000, based on current market prices and assuming full conversion of the convertible debentures (includes a good faith estimate of the shares underlying convertible debentures). This number represents 33.7% of our then current outstanding stock, assuming full conversion of the debenture.

Common stock to be      Up to 167,441,347 shares assuming the full conversion
outstanding after the   of our convertible debenture.
offering

Use of proceeds         We will not receive any proceeds from the sale of the
                        common stock

Over-The-Counter        AMHI
Bulletin
Board Symbol

      The above information regarding common stock to be outstanding after the offering is based on 110,970,759 shares of common stock outstanding as of April 26, 2006 and assumes the subsequent conversion of our issued convertible debentures by our selling stockholder.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. ("Golden Gate") on December 29, 2005, together with Convertible Debenture, Warrant to Purchase Common Stock and Registration Rights Agreement, each dated as of December 29, 2005, for the sale of (i) $30,000 in convertible debentures and (ii) warrants to purchase 3,000,000 shares of our common stock. On April 27, 2006, we amended the terms of the original agreement pursuant to which we agreed to sell the investor convertible debentures in the aggregate amount of $1,000,000 and to cancel the previously issued warrants. This prospectus relates to the resale of the common stock underlying such convertible debentures. The investor provided us with an aggregate of $250,000 upon the execution of the initial definitive agreements. The investors will provide us an additional $200,000 upon the initial filing of the registration statement of which this prospectus forms a part and an additional $550,000 within five days of the effective date of the registration statement of which this prospectus forms a part.

      The debentures bear interest at 4.75%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures, divided by the lesser of (i) $0.75, (ii) eighty five percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty five percent of the volume weighted average price on the trading day prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall convert at least 3%, but no more than 30%, of the debenture per calendar month, provided that the common stock is available, registered and freely tradable. In the event that our volume weighted average price is less than $.075, we will have the option to prepay the debenture at 112% rather than have the debenture converted. If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.

      The selling stockholder has contractually agreed to restrict its ability to convert its debenture and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

Delays in collecting patient billings can result in a working capital deficiency, which if not resolved, could result in our inability to pay our employees and meet other financial obligations.

American HealthChoice depends on the collection of billings from treating patients at its medical clinics to fund operations. Approximately 80% of these billings comes from personal injury cases. The period from treatment to payment at the time of settlement averages 200 days and may extend for longer time periods Further delays in payment may cause working capital deficiencies.. Also, there is a risk of nonpayment if the personal injury cases are not settled. This could result in our inability to pay our employees and meet other financial obligations.

Impact of health care reform and changes in payment for medical services could result in changes to how we are paid and the amounts we are paid, resulting in lower profit margins.

There are numerous initiatives at the Federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Certain of these health care proposals, if adopted, could adversely affect American HealthChoice. The reform movement may also effect cost containment decisions of third party payors and other payment factors over which we has no control. Because we derive our revenues from patient billings generated by its medical clinics, further reductions in payment to physicians generally or other changes in payment for health care services could have an adverse effect on us. Concern about the potential effect of the proposed reform measures has contributed to the volatility of stock prices of companies in health care and related industries and may similarly affect the price of the common stock following this offering.

We are subject to significant government regulation which can result in unanticipated costs and obligations.

The provision of health care services is subject to numerous Federal, state and local laws, regulations and rules. These laws, regulations and rules are subject to change. Many of them contain ambiguous standards that have seldom or never been interpreted authoritatively by the courts or administrative agencies. We believe we are in substantial compliance with applicable laws and regulations. However, situations may arise in which a third party or governmental agency argues that we are not in compliance. The penalties for non-compliance could include denial of the right to conduct business in the jurisdiction or other significant civil or criminal penalties.

The laws of a number of states prohibit a corporation from engaging in the practice of medicine or otherwise exercising control over professionals who are engaged in the practice of medicine or other disciplines. Certain state laws also prohibit "fee splitting" between physicians and non-physicians. Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the purchase, lease or order of items or services that are covered by Medicare or state health program. We do not believe that our operations constitute the practice of medicine so long as licensed physicians exercise complete control over the provision of all medical services. All medical services performed in the company-owned clinics are conducted or supervised by licensed physicians who have sole control over and are solely responsible for the treatment of patients.

We depend on key personnel, the loss of whom could adversely affect or our operations.

We believes that our future success will depend to a significant extent on the efforts and abilities of Dr. Joseph W. Stucki, Chairman of the Board of Directors, Chief Executive Officer and President of the Company. The loss of the services of any of our key personnel could have a material adverse effect on the operations of our business. We entered into an employment agreement with Dr. Stucki, although Dr. Stucki may terminate his employment at any time without penalty.

We owe significant back taxes and penalties to the Internal Revenue Service. If we fail to pay these amounts within 120 days we could become subject to additional collection efforts including federal tax liens on our assets and the personal assets of our executives officers.

As of December 31, 2005, we owed the IRS for 2004 payroll trust fund taxes in the amount of $407,000 and 2005 taxes in the amount of $115,000. On January 24, 2006 $115,000 of the initial funding was applied to the outstanding 2005 taxes. The remainder will be paid from the funding at the effective date of the Registration Statement of which this prospectus forms a part and from operating cash flow in 2006. In addition, we will continue to search for new sources of funding to pay the taxes including bank loans secured by our assets. We must still negotiate the amount of penalties and interest due the IRS in connection with the unpaid taxes. Although an exact amount can not be determined at this time, Management has reserved approximately $160,000 as of September 30, 2005. If we fail to pay these amounts within 120 days we could become subject to additional collection efforts including federal tax liens on our assets and the personal assets of our executive officers.

We have debt obligations in the amount of $1,177,000 which become due on June 30, 2006. If we are required to pay such amounts without obtaining other capital, our working capita will be depleted and we may not have sufficient funds to operate.

In connection with the clinic acquisition in August 2000, we issued a note payable, which had an original due date of September 1, 2003, which has been extended to December 31, 2005. The amount due as of December 31, 2005 including accrued interest was $1,177,000. We have obtained an extension until June 30, 2006. Interest will continue to accrue at $5,600 per month. In the event we are unable to repay these amounts or obtain a further extension of payment, we would be required to obtain other sources of funds with which to repay our obligations. If we are required to pay such amounts without obtaining other capital, our working capita will be depleted and we may not have sufficient funds to operate, causing us to curtail operations.

Risks Relating to Our Current Financing Arrangement:

There are a large number of shares underlying our convertible debenture that may be available for future sale and the sale of these shares may depress the market price of our common stock.

      Pursuant to the convertible debentures we have issued or will issue to Golden Gate, we may be obligated to issue an estimated 56,470,588 shares of common stock at current market prices. In addition, the number of shares of common stock issuable upon conversion of the convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

      Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of April 26, 2006 of $0.0625.

                       Effective      Number        % of
% Below   Price Per   Conversion    of Shares   Outstanding
Market     Share        Price        Issuable      Stock
------     -----        -----        --------      -----

25%       $.0469        $.0375     26,666,667      19.37%
50%       $.0313        $.0250     40,000,000      26.5%
75%       $.0156        $.0125     80,000,000      41.89%

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

      The issuance of shares in connection with the conversion of the convertible debentures results in the issuance of shares at an effective 15% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures may cause immediate and substantial dilution to our existing stockholders.

      The issuance of shares upon conversion of the convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible debentures if such conversion or exercise would cause them to own more than 9.9% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are unable to issue shares of common stock upon conversion of the convertible debenture for any reason, we are required to pay penalties to Golden Gate, redeem the convertible debenture at 120% and/or compensate Golden Gate for any buy-in that it is required to make.

      If we are unable to issue shares of common stock upon conversion of the convertible debenture as a result of our inability to increase our authorized shares of common stock or as a result of any other reason, we are required to:

      o pay late payments to Golden Gate for late issuance of common stock upon conversion of the convertible debenture, in the amount of $100 per business day after the delivery date for each $10,000 of convertible debenture principal amount being converted or redeemed.

      o in the event we are prohibited from issuing common stock, or fail to timely deliver common stock on a delivery date, or upon the occurrence of an event of default, then at the election of Golden Gate, we must pay to Golden Gate a sum of money determined by multiplying up to the outstanding principal amount of the convertible debenture designated by Golden Gate by 120%, together with accrued but unpaid interest thereon

      o if ten days after the date we are required to deliver common stock to Golden Gate pursuant to a conversion, Golden Gate purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Golden Gate of the common stock which it anticipated receiving upon such conversion (a "Buy-In"), then we are required to pay in cash to Golden Gate the amount by which its total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the convertible debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

      In the event that we are required to pay penalties to Golden Gate or redeem the convertible debentures held by Golden Gate, we may be required to curtail or cease our operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we have received or will receive $1,000,000 from the sale of convertible debentures. We expect to use the proceeds received from the sale of the convertible debentures for the expenses in connection with the registration statement of which this prospectus forms a part and for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "AMHI". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

  Quarter Ended             High Bid       Low Bid
  -------------             --------       -------
December 31, 2003            $0.05          $0.01
March 31, 2004               $0.02          $0.01
June 30, 2004                $0.02          $0.01
September 30, 2004           $0.06          $0.01
December 31, 2004            $0.09          $0.03
March 31, 2005               $0.20          $0.07
June 30, 2005                $0.13          $0.05
September 30, 2005           $0.09          $0.06
December 31, 2005            $0.09          $0.06
March 31, 2006               $0.09          $0.06

      Holders. Based on information provided by the Company's transfer agent, the Company had approximately 100 holders of record of its common stock at March 31, 2006.

      Dividends. The Company paid no cash dividends since its inception, and it is unlikely that any cash dividends will be paid in the future. The declaration in the future of any cash or stock dividends will be at the discretion of the Board of Directors depending upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors. There are no dividend restrictions in any creditor or other agreement to which the Company is a party.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      This prospectus contains certain forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in the report, words such as "anticipate," "believe," "estimate," "expect," "intend," "should," and similar expressions, as they relate to American HealthChoice or its management, identify forward-looking statements. Such statements reflect the current views of American HealthChoice with respect to future events and are subject to certain risks, uncertainties, and assumptions relating to the operations, results of operations, liquidity, and growth strategy of American HealthChoice, including competitive factors and pricing pressures, changes in legal and regulatory requirements, interest rate fluctuations, and general economic conditions, as well as other factors described in this report. Should one or more of the risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, or intended.

Overview

      For fiscal year 2005 and the two previous years, billings from patients treated at the medical clinics have been the primary source of revenue for the Company. Management has identified the following key performance measures:

      o     Number of patients
      o     Billings and collections
      o     Collections as a percentage of billings
      o     Days from billing to collection

      Based on data accumulated internally and from outside sources, the Company derives a greater amount of billing per visit from patients treated in connection with personal injury cases than from other types of patients. Therefore, the Company has focused its attention on increasing the billings and collections from this revenue source. In addition to the above cited performance measures, the following have been identified for personal injury cases:

      o     Average billings per case
      o Amount of payment to medical providers in relation to total settlement amount
      o     Collections by attorney

      Number of patients- During fiscal 2005, the Company increased the number of patients treated at its company-owned clinics through improved marketing of personal injury cases and from new patients treated on the spinal decompression systems at its Katy clinic. The number of patients treated at affiliated clinics increased due primarily to the addition of new clinics to the program. For fiscal 2006, Management anticipates that the number of patients treated at company-owned clinics will increase compared to the same period in the previous year. In this regard, the Company has added a second manager to coordinate marketing efforts at the individual clinics and has installed an additional spinal decompression system at its Bandera clinic in San Antonio. In September 2005, the Company had 20 clinics in its affiliated program compared to 7 clinics in September 2004. For the three months ended September 30, 2005, patient billings for affiliated clinics were $553,000, which comprised 20% of total patient billings. Management plans to continue adding new affiliated clinics at the rate of two per month in fiscal 2006. In addition, the Company will pursue new clinics in states other than Texas.

      Billings and Collections- Management receives weekly reports from company-owned clinics, which detail patient billings, collections, number of new patients and average billing per visit. Monthly reports are received from the affiliated clinics, which detail patient billings and collections. In addition, the Company monitors the number of patients referred by the clinic to law firms and the number of patients referred by law firms to the clinics. During fiscal 2006, the Company intends to implement a new patient billing and collection reporting system for affiliated clinics and enhance the current reporting system for company-owned clinics. Management believes these changes will provide new information necessary to effectively manage the revenue growth.

      Collections as a percentage of billings-Since 2000, one of the key performance measures for Management has been the relation between billings and collections on settled cases expressed as a percentage. In fiscal 2005 this measure was 60% compared to 55% in fiscal 2004. The primary reason for this improvement was a greater number of personal injury cases in 2005, which have a higher collection percentage. Management anticipates the percentage should continue to increase in 2006 as a result of additional improvement in the collection percentage for personal injury cases. The goal of Management is to achieve a 65% collection rate in fiscal 2006.

      Days from billing to collection-For major medical and worker compensation patient billings, a detail listing of charges is sent to the patient's insurance carrier after each patient visit. In the case of major medical claims, payment is normally received within 60 days after the patient visit. Worker compensation claims are also normally paid within 60 days unless the insurance company questions the medical necessity of the charges by the clinic. In these cases, the person responsible for patient billings in the clinic communicates with the insurance company to evidence of medical necessity including notes from the treating physician. In a small percentage of cases, the clinic may not receive payment until 1 year after treatment. If a clinic is not successful in collecting on large cases, it will engage an outside firm that specializes in collecting worker compensation claims and is paid a percentage of collections.

      The days from billing to collection for personal injury cases can be separated into three segments. The first period, during which the patient receives treatment at the clinic, averages 45 days. This is the period during which the clinic records patient billings as revenue for financial reporting. After treatment is completed and the doctor releases the patient, the treating clinic prepares a final billing statement and submits it along with patient treatment narratives completed by the doctor to the patient's attorney. This second period, referred to as the claim submission process, averages 30 days. The attorney then submits a demand letter to the insurance carrier that accepted liability for the accident. In most if not all cases, the insurance carrier offers a settlement significantly less than the claim amount in the demand letter. On average, the attorney reaches a compromise settlement amount on 80% of demand letters submitted to insurance carrier or claim service companies representing smaller insurance carriers that do not have internal claim processing departments. This final period, referred to as the claim resolution process, averages 120 days. If a compromise can not be reached with the responsible carrier, the attorney may pursue remedy for the patient through a civil lawsuit. A lawsuit may extend the time period for collection to one year or more. In fiscal 2005, the Company collected approximately 50% of its personal injury cases within 120 day of submission of the treatment narrative to the attorney. In 2006 Management has set a goal to collect 60% of cases within 120 days.

      Average billings per case-For personal injury cases the average billings per case is an important measurement because an increase in the average generally results in a corresponding increase in operating income. Based on internal and industry analysis, there is a direct correlation between the amount of property damage to the patient's vehicle and total medical billings for a case. In fiscal 2005 the average billings per case was approximately the same as 2004. Management has set a goal to increase the average by 10% in fiscal 2006.

      Amount of payment to medical providers in relation to total settlement amount-A settlement in a personal case normally has payments to three parties; the medical providers, attorney and patient. For the last three years, Management has requested attorneys to pay the medical providers, including the Company's clinic, 50% of the total settlement with the difference paid to the patient for pain and suffering and to the attorney as a fee for representing the patient. During 2005, approximately 75% of settlements were paid using these criteria. In fiscal 2006, the goal of management is to increase the percentage to 60%.

      Collections by attorney- The Company measures the performance of attorneys using three criteria: collections as a percentage of billings, amount of payment to medical providers in relation to total settlement and days from narrative to settlement. In fiscal 2005 approximately 80% of the personal injury cases were settled by five Texas attorneys who represent patients at multiple clinics. The Company provides monthly performance reports to these attorneys and will direct additional patients over a period of time to an attorney with superior performance criteria. The Company will continue to monitor attorney performance in fiscal 2006.

Results of Operations

      The following summary of results of operations should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this document.

Three Months Ended December 31, 2005 Compared to Three Months Ended December 31, 2004

                                                         Three Months Ended
                                                             December 31,
                                                         2004           2005
                                                     ------------   ------------
Revenues:
  Patient billings                                   $  2,472,832   $  2,843,223
  Allowance for discount on billings                    1,047,168      1,083,381
                                                     ------------   ------------

    Net revenues                                        1,425,664      1,759,842

Operating Expenses:
  Compensation and benefits                               662,146        747,611
  Marketing and advertising                               273,312        318,539
  General and administrative                              275,401        323,269
  Affiliated clinic management fees                        65,585        125,000
                                                     ------------   ------------

    Total operating expenses                            1,276,444      1,514,419
                                                     ------------   ------------

Operating income                                          149,220        245,423

      Patient Billings. For the three months ended December 31, 2005, patient billings increased from $2,473,000 in 2004 to $2,843,000 in 2005. Patient billings at company-owned clinics increased $65,000 or 3% due primarily to an increase in personal injury cases at the clinics. Patient billings at affiliated clinics increased from $168,000 in 2004 to $478,000 in 2005 due to an increase in the number of clinics in the program from 15 to 30 clinics.

      Allowance for Discount on Billings. For the three months ended December 31, 2005, allowance for discount on billings increased from $1,047,000 in 2004 to $1,083,000 in 2005. $155,000 is attributable to the increase in patient billings in the amount of $370,000 offset by an $119,000 downward adjustment in the allowance as a percentage of patient billings from 42% in the 2004 period to 38% in the 2005 period. The adjustment reflects an increase in the collection percentage on cases that were settled by patient's attorneys in 2005 compared to 2004 and a higher overall collection percentage for affiliated and medical clinic billings.

      Compensation and Benefits. For the three months ended December 31, 2005, compensation and benefits increased from $662,000 in 2004 to $748,000 in 2005. Compensation and benefits at company-owned clinics increased $100,000 with $44,000 attributable to compensation and benefits for two former affiliated clinics, which were acquired in August 2005 and $60,000 in compensation earned by doctors for higher clinic profits in 2005 compared to 2004.

      Marketing and Advertising. For the three months ended December 31, 2005, marketing and advertising increased from $273,000 in 2004 to $319,000 in the 2005 period. The patient billings for the 2005 period had a higher percentage of personal injury cases, which carry higher marketing expenses. As discussed above under allowance for discount on billings, the collection percentage on personal injury cases is greater than major medical cases, which partially mitigates the higher marketing expense.

      General and Administrative. For the three months ended December 31, 2005, general and administrative increased from $275,000 in 2004 to $323,000 in 2005. Legal and professional expense increased from $39,000 in the 2004 period to $52,000 in the 2005 period due primarily to legal expenses related to lawsuits where the Company is the plaintiff. In addition, depreciation expense increased from $17,000 in the 2004 period to $23,000 in the 2005 period due primarily to acquisition of clinic equipment.

      Affiliated Clinic Management Fees. Due to the related increase in patient, management fees attributable to patient billings from affiliated clinics were $125,000 in the 2005 period compared to $66,000 in the 2004 period.

                                                             Years Ended
                                                            September 30,
                                                         2004           2005
                                                     ------------   ------------
Revenues:
Patient Billings:
  Company-owned clinics                              $  8,729,000   $  8,710,000
  Affiliated clinics                                      885,000      1,642,000
  Spinal decompression systems                            127,000        743,000
                                                     ------------   ------------
      Total Patient Billings                            9,741,000     11,095,000
  Allowance for discount on billings                    4,478,000      4,597,000
                                                     ------------   ------------
      Net Patient Billings                              5,263,000      6,498,000
Equipment Rental and Sales                                     --         81,000
                                                     ------------   ------------
      Net Revenues                                      5,263,000      6,579,000

Operating Expenses:
  Compensation and benefits                             2,733,000      2,894,000
  General and administrative                            1,067,000      1,290,000
  Marketing and advertising                             1,151,000      1,270,000
  Affiliated clinic management fees                       179,000        362,000
                                                     ------------   ------------
      Total Operating Expenses                          5,130,000      5,816,000
                                                     ------------   ------------
Operating Income (Loss)                                   133,000        763,000

      Fiscal year ended September 30, 2005 Compared to Fiscal year ended September 30, 2004

      Company-owned Clinic Patient Billings. For fiscal year 2005, billings at Texas clinics increased $606,000 compared to fiscal year 2004 due primarily to more personal injury case patients. The 2004 period included $625,000 in billings for the New Orleans clinic with no comparable amount in the 2005 period due to the sale of the clinic in September 2004. The average billing per case was materially the same in 2005 compared to 2004.

      Affiliated clinic patient billings. For fiscal year 2005, billings increased $757,000 compared to fiscal year 2004 due primarily to a larger number of clinics. During fiscal 2005 the Company added ten clinics to the program and two clinics were acquired in August 2005 and converted to company-owned clinics.

      Spinal decompression system patient billings. For fiscal year 2005, billings increased $616,000 compared to fiscal year due primarily to one system installed at the Katy clinic for twelve months in 2005 versus two months in 2004.

      Allowance for Discount on Billings. For fiscal year 2005, the allowance increased $119,000 compared to fiscal year 2004. $580,000 of the increase is attributable to the increase in patient billings of $1,394,000 offset by a $461,000 downward adjustment in the allowance as a percentage of billings from 46% in fiscal 2004 to 41.5% in fiscal 2005. The adjustment reflects a decrease in the percentage for discounts on personal injury cases.

      Compensation and Benefits. For fiscal year 2005, compensation and benefits increased $161,000 compared to 2004. Compensation and benefits at Texas clinics increased $145,000, which was due to increases in doctor's compensation attributable to higher collections at clinics. Compensation and benefits were $71,000 for RehabCo and $96,000 for Telemedicine with no comparable amount in the 2004 period. The increases were offset by $282,000 for the New Orleans clinic in the 2004 period with no comparable amount in the 2005 period. The number of employees at the Texas clinics increased by 6 in 2005 compared to 2004.

      General and Administrative. For fiscal year 2005, general and administrative increased $223,000 compared to 2004. Legal and professional expense increased $45,000 due primarily to legal fees incurred in matters where the Company is the plaintiff. Investor relations expense increased $80,000 compared to fiscal year 2004 and travel expense increased $45,000.

      Marketing and Advertising. For fiscal year 2005, marketing and advertising increased $119,000 compared to 2004. The 10% increase was greater than the 8% increase in patient billings in the 2005 period compared to the 2004 period because patient billings for the 2005 period had a larger percentage of personal injury cases, which carry higher marketing expenses. As discussed above under allowance for discount on billings, the collection percentage on personal injury cases is greater than major medical cases, which partially mitigates the higher marketing expense. Marketing and advertising expense as a percentage of patient billings was comparable for both periods.

      Affiliated Clinic Management Fees. For fiscal year 2005, affiliated clinic management fees increased $183,000 compared to 2004 due to a corresponding increase in affiliated clinic patient billings.

Liquidity and Capital Resources

      For the year ended September 30, 2005, net cash used in operating activities was $219,000. The primary reason for the difference between net income of $610,000 and net cash used in operating activities of $219,000 for the year ended September 30, 2005 was a $1,210,000 increase in net accounts receivable. The following schedule lists the source of funds, which enabled us to meet current obligations for the 2005 fiscal period and mitigate the effect on working from the material increase in accounts receivable:

(1) Net proceeds from notes payable to insiders:            $ 325,000
(2) Deferral of payment to insiders including office rent     123,000
(3) Deferral of interest payments on acquisition note          55,000
(4) Sale of accounts receivable under factoring agreement     175,000
                                                            ---------
Total                                                       $ 678,000
                                                            =========

Notes:

(1) In April 2005 the President and CEO loaned us $100,000 from the proceeds of the sale of 1,000,000 shares of common stock. In September 2005 we made a repayment of $35,500 to the President and CEO. Mainstream Enterprises, an LLC owned 50% by a holder of more than 5% but less than 9.99% of our common stock and our President and CEO advanced us $88,000 in short term loans using proceeds from sales of 930,000 shares of common stock. The more than 5% holder advanced us $137,500 using proceeds from the sale of 1,436,500 shares of common stock.

(2) Includes deferred office rent and salary due the President and CEO of approximately $90,000.

(3)   Accrued interest at 8% due on $837,500 acquisition note.

(4) On April 21, 2005, AHC Chiropractic Clinics, Inc. entered into a purchase agreement with Northern Healthcare Capital to sell patient accounts receivable at a discount from its Katy and Laredo clinics. The maximum amount available is $400,000.

      For fiscal 2005 approximately 80% of net revenue is comprised of projected collections of personal injury case settlements. As discussed earlier, Management has established procedures to monitor and report collections from this primary source of cash. Our success is dependent upon timely collections of personal injury case settlements to fund its current obligations including operating expenses and capital expenditures. The following table details net patient billings and collections by quarter for fiscal 2004 and 2005 for all patient billings:

                                                                         % of
                                                                     Collections
                                                                      to Second
                           Net Patient                                Previous
 Quarter Ending             Billings     Collections    Difference     Quarter

December 2003              $1,169,000    $  972,000    $  197,000
March 2004                  1,219,000     1,123,000        96,000
June 2004                   1,331,000     1,260,000        71,000        108%
September 2004              1,543,000     1,255,000       288,000        103%
December 2004               1,426,000     1,143,000       283,000         86%
March 2005                  1,612,000     1,222,000       390,000         79%
June 2005                   1,668,000     1,327,000       341,000         93%
September 2005              1,792,000     1,368,000       424,000         85%

      Total collections for fiscal year ended September 2005 were $5,060,000 compared to $4,610,000 for 2004, which is a 10% increase. Net patient billings for 2005 were $6,498,000 compared to $5,262,000 for 2004, which is a 23%
increase. The primary reason for the lower percentage increase in collections compared to net patient billings is the longer collection cycle for personal injury cases. As a result, when quarterly net patient billings are increasing compared to the previous quarters, there is a lag in the increase in collections. Based on analysis of historical collections, Management estimates that collections in a particular quarter should approximate 85% to 90% of the net patient billings in the second previous quarter. For example, collections in the March 2005 quarter were 79% of net patient billings in the September 2004 quarter. If this trend continues, collections in the December 2005 quarter and the March 2006 quarter should be $1,400,000 and $1,500,000, respectively.

      For the three months ended December 31, 2005, net cash provided by operating activities was $36,000. The primary reasons for the difference of $172,000 between net income of $208,000 and net cash provided by operating activities is a $534,000 increase in net accounts receivable offset by a $297,000 increase in accounts payable and accrued expenses.

      Collections on patient billings increased from $1,144,000 in 2004 to $1,303,000 in 2005. The Company forecast for the three month period ended December 31, 2005 was $1,400,000. The shortfall was due to fewer personal injury cases being settled than had been forecasted based on historical data. However, the average collections for settled cases were within the forecast range. After discussions with attorneys, Management believes the shortfall was due to an increase in the number of personal injury cases being sent into litigation by the attorneys due lower than expected settlement offers by the insurance companies. The Company is currently evaluating the impact on cash flow but still expects to meet its financial obligations due to an anticipated increase in the total number of personal injury cases scheduled for settlement.

      On December 29, 2005, we executed a series of agreements with a private investor under which we issued a $30,000 convertible debenture and related warrants for the investor to purchase up to $3,270,000 of common stock. See Financial Statement Footnote 12. On January 10, 2006, we received initial funding of $250,000 from this investor. Upon the filing of the registration statement of which this prospectus forms a part we will receive another $200,000. When this Registration Statement becomes effective, we will receive an additional $550,000.

      As of December 31, 2005, we owed the IRS for 2004 payroll trust fund taxes in the amount of $407,000 and 2005 taxes in the amount of $115,000. On January 24, 2006 $115,000 of the initial funding was applied to the outstanding taxes. The remainder will be paid from the funding at the effective date of the Registration Statement of which this prospectus forms a part and from operating cash flow in 2006. In addition, we will continue to search for new sources of funding to pay the taxes including bank loans secured by our assets We must still negotiate the amount of penalties and interest due the IRS in connection with the unpaid taxes. Although an exact amount can not be determined at this time, Management has reserved approximately $160,000 as of September 30, 2005.

      In connection with the clinic acquisition in August 2000, we issued a note payable, which had an original due date of September 1, 2003, which was extended to December 31, 2005. The amount due as of December 31, 2005 including accrued interest was $1,177,000. We have obtained an extension until June 30, 2006. Interest will continue to accrue at $5,600 per month.

Critical Accounting Estimate

      The sole critical accounting estimate for American HealthChoice is the allowance for discounts on patient billings. The estimate has a material impact on the Balance Sheet and the Statement of Operations. More than 99% of the billings are for patients with multiple visits to an individual clinic. In the case of patients treated under major medical insurance reimbursement and worker compensation insurance coverage, the payment for services is calculated and reimbursed on a per visit basis. These two sources of patient billing and reimbursement comprise approximately 20% of total revenue. The remaining 80% is derived from patient billings on personal injury cases. The reimbursement for personal injury cases is based on the cumulative billings over the treatment period, which usually extends over four to six weeks. The average billing for a personal injury case is between $3000 and $4,000.

      The critical accounting estimate for the Statement of Operations is the allowance for discounts on patient billings. The amount of this allowance is deducted from gross patient billings to arrive at net patient billings, which is the expected reimbursement for patient services over the reported period of operations. The critical accounting estimate for the Balance Sheet is the allowance for discount on patient billings and uncollectible patient billings. The amount of the allowance is deducted from gross patient billing receivables to arrive at net patient billings receivable at the balance sheet date. The value of the net accounts receivable exceeds 70% of the assets of the Company.

      Allowance for discounts on major medical and worker compensation insurance billings

      Approximately 95% of the billings are for patients treated at the Katy and Bandera clinics. The accounting estimate for discount on major medical and worker compensation insurance billings is calculated based on historical discount allowances taken by the responsible insurance carriers. In fiscal 2005, this billing category included approximately $750,000 in billings for patients treated on spinal decompression systems located at the Katy clinic for twelve months and the Bandera clinic for one month. We have estimated the allowance for discount at 55% for spinal decompression system treatments and 53% for other major medical patient billings. Although we have no knowledge at the present time, if the discount for spinal decompression billings increases by more than 5% in fiscal 2006, the clinics will request cash payment or a higher reimbursement from the patient. The weighted-average allowance for discounts on the balance sheet and statement of operations is approximately 55%. Due to the shorter collection period for reimbursement of billings, these two categories are less than 10% of the accounts receivable at September 30, 2005.

      Allowance for discounts on personal injury case billings

      Approximately 80% of the revenue is generated by personal injury patient billings. The two primary factors used in calculating the estimate for the allowance for discounts are the percentage of cases for patients treated by the clinics which reach the settlement stage and the amount of discount expressed as a percentage of the settlement.

      Approximately 95% of personal injury patients are represented by attorneys. After a patient has seen the doctor at the initial visit and a treatment plan has been discussed, the patient is provided with contact information of attorneys available to represent the patient. If the patient enters into a representation agreement with an attorney, the attorney issues a letter of protection (LOP) to the clinic. The LOP guarantees payment to the clinic for medical services when the case is settled with the insurance company for the responsible party. The attorney is required to confirm coverage for medical treatment of the patient within 10 business days and verify the amount of property damage. In addition, the attorney will pay the clinic an advance on the future settlement, which ranges from $300 to $500. As a result of these procedures, the amount of patient billings written-off as a percentage of revenue has declined over the last two years. The following table outlines the actual percentage of cases written-off during the first 60 days of treatment for 2004 and 2005 and an estimate for 2006 expressed as a percentage of total patient billings:

                    Fiscal 2004         Fiscal 2005            Fiscal 2006
Clinic Type            Actual              Actual                Estimate
-----------            ------              ------                --------
Company-owned            5%                   4%                     4%

Affiliated         Not applicable      Not applicable         Not applicable

The most important factor in calculating the allowance for discounts on personal injury cases is the discount percentage on settled cases. The primary focus for Management is the continued improvement, i.e. reduction, in the discount allowed on settled cases. The following table outlines the actual results for 2004 and 2005 plus an estimate for 2006:

                    Fiscal 2004         Fiscal 2005            Fiscal 2006
Clinic Type            Actual              Actual                Estimate
-----------            ------              ------                --------
Company-owned           47%                  42%                    32%

Affiliated              22%                  31%                    28%

Weighted average        45%                  40%                    31%

      The improvement from 45% to 40% between 2004 and 2005 is the result of multiple factors. One factor is the decision by Management to refer approximately 80% of Texas personal injury patients to four law firms. These firms have multiple offices that are convenient to the company-owned and affiliated clinics. Surveys conducted by independent services indicate that total settlements for personal injury cases related to automobiles range from 120% to 160% of medical services. In 2005, the Company requested these law firms to reimburse medical providers at least 50% of the settlement amount, which equates to between 60% and 80% of medical billings by the clinics or a discount between 20% and 40%. Another factor is the lower discount for cases settled by the affiliated and medical clinics. Lastly, the clinics are monitoring the total billings for individual cases taking into consideration factors considered by the insurance carriers including the amount of property damage.

      Management anticipates a further reduction in the discount in 2006 from 40% to 31%. All three factors discussed above should improve, in particular, the collections as a percentage of the total settlement should increase to 60% resulting in a corresponding decrease in the discount allowed on settled cases.

      Based on a review and assessment of the above discussed factors, Management believes that the allowance for discount on the Statement of Operations for the year ended September 30, 2005 is materially accurate and the resulting net revenue represents the collectible amount in future periods and correspondingly, the allowance for discount on the Balance Sheet as of September 30, 2005 is materially accurate.

                                    BUSINESS

General

      American HealthChoice, Inc. is a medical sales and service company established in 1994 headquartered in Flower Mound, Texas, a suburb of Dallas. We operate through three business divisions:

      o     Medical Clinics
      o     TelmedCo
      o     RehabCo

      At September 30, 2005, the Company had 65 full-time employees.

Medical Clinics

      This Texas based medical service company operates medical clinics. As of December 31, 2005, the Division had 13 company-owned clinics in Texas and approximately 30 clinics in its Affiliated Clinic Program located in Texas, Tennessee and Kansas. The current annual run rate for patient billings exceeds $12 million. For the three months ended September 30, 2005, patient billings for affiliated clinics comprised 20% of total patient billings. Management plans to continue adding new affiliated clinics at the rate of two per month in fiscal 2006.

      In June 2003, the Medical Clinics Division initiated an Affiliated Clinic Program whereby it has a contractual relationship with established clinics owned and/or operated by individual doctors. Under this program, patients are directed to these clinics from established marketing sources. The Division reports patient billings as revenue and then pays the treating doctor a contracted amount. The primary financial benefit is additional operating income without new fixed costs such as employee salaries or office rent. The arrangement is equally attractive to the treating doctor because of the increased number of patients and the resulting increased income.

      The Division's strategic business model for its Affiliated Clinic Program has two components. First, a medical clinic owned by a physician with an established patient base and experience in treating personal injury and workers compensation patients. Second, multiple marketing resources to direct prospective patients to the clinic. Through June 2004, the Company added approximately 15 Texas clinics to the Affiliated Clinic Program. The annual patient billings range from $200,000 to $600,000. Total billings in fiscal year 2005 were approximately $1,500,000 for these clinics. Two of these clinics were recently acquired and converted to company-owned clinics.

      In August 2005, the Division established five new affiliated clinics in the Nashville, Tennessee area. To date, billings have exceeded expectations with an annual run rate of approximately $600,000. The average case settlement thus far has been greater than similar cases at the Texas clinics. In December 2005, a clinic located in Kansas City, Kansas joined the program.

      In fiscal 2006, the growth strategy for the company-owned clinics is to continue expanding the number of patients and increase the average settlement amount on cases. In this regard, major attorneys working with the Texas clinics have agreed to increase the percentage of the total case settlement amount paid to the medical providers of which the Medical Clinics Division is the largest. In addition, Management plans on adding new affiliated clinics at the rate of two per month. Lastly, the Division may acquire two established medical clinics in Texas with patient billings in excess of $3,000,000 on an annual basis.

TelmedCo

      TelmedCo was formed in June of 2005 to embrace the revolutionary technology of Telemedicine and to provide second opinions to patients of the Medical Clinics Division. Currently TelmedCo provides second opinions to company-owned and affiliated clinics as well as four clinics outside the Division's network. As of September 30, 2005 TelmedCo had 8 Production systems in place. In December of 2005 TelmedCo put in place the infrastructure to expand into Tennessee. This will bring the total number of systems to 14 production and two test systems. TelmedCo will continue to expand in Texas and Tennessee as well as in other states.

      Telemedicine is the use of technologies such as video conferencing and electronic medical devices, combined with medical practices, and medical specialists that are organized and connected to provide health care services over telecommunications network to patients that are separated from the doctors by distance. TelmedCot 6 0 's Telemedicine solution provides healthcare to patients by utilizing digital technology, including electronic stethoscopes, ophthalmoscopes and otoscopes, which virtually connect the patient to the doctor. The initial roll out using this emerging technology has been among company-owned and affiliated clinics as well as clinics outside the American HealthChoice umbrella. The revenue stream comes from second opinions provided by physicians of the Medical Clinics Division.

      We hired Peter D. Leonard as president of TelmedCo. In addition to locating new sites and coordinating the installation of systems, Mr. Leonard will implement the business plan to include penetration into new markets for Telemedicine.

      TelmedCo is pursuing the following markets as growth initiatives in the next couple of years as acceptance and government regulations are updated to embrace the use of Telemedicine in everyday applications:

      o Expanding TelmedCo's existing base of clinics in Texas and Tennessee as well as exploring expansion to other states.
      o Initiating the use of telemedicine in Pharmacies. This will provide growth opportunities to the Pharmacies as they provide medical services to the consumer.
      o School District TeleMedicine Program where school nurses will be able to respond to illness and injuries and monitor chronic conditions such as juvenile diabetes and asthma. This market has proven to save money, keep students in school and save parents the hassle of missing work and spending time in a doctor's office.
      o Exploration of telemedicine in the home healthcare industry. The current telemedicine solutions provide monitoring services, but TelmedCo will offer the ability to respond to the patients needs and provide follow-up visits without traveling to the doctor's office.
      o Growth into third world countries serving patients with disposable income that desire medical advice from U.S. Specialists.
      o Expand into the business and industry sector thereby giving patients the ability to visit a physician during work hours thus reducing absentee hours.

      TelmedCo has an internet website at www.Telemedco.com

RehabCo

      On March 7, 2005, RehabCo, Inc., a wholly-owned subsidiary of American HealthChoice, acquired certain assets of Axiom Marketing Group, Inc. Axiom was a distributor of medical equipment, including spinal decompression systems. The acquisition was accounted for under the purchase method of accounting. On June 30, 2005, we terminated the agreement to acquire the assets of Axiom Marketing Group, Inc.

      For the twelve months ended September 30, 2005, RehabCo sold and recognized commission revenue on the sale of approximately five spinal decompression systems.

      Management is in the process of implementing a revised business plan for RehabCo to include the sale and rental of spinal decompression systems and other medical products including dry-hydro therapy, laser therapy, bone densiometry and medical thermography. We have identified a new management team and expect the first sales of medical equipment in April 2006.

      RehabCo has an internet website at www.Rehabco.com

Competition

The health care industry in general is highly competitive. Many companies have been organized to pursue the acquisition of medical clinics. Many of these manage such clinics, employ clinic physicians or provide services to practice associations. Many of these companies have longer operating histories and greater resources than the company. Large hospitals, other multi-disciplinary clinics and health care companies, HMOs, and insurance companies are also engaged in activities similar to those of the company. The industry is also subject to continuing changes regarding how services are provided and how care providers are selected. Patients have many choices of primary care providers. The primary care providers at our clinics represent only a small percentage of the providers in a given geographical area. In addition, potential patients may be required to see physicians that have contracts with particular managed care companies. Our clinics do not have contracts with all managed care companies. Consequently, the company's clinics may not be a viable option for some patients. There can be no assurance that we will be able to compete effectively in this market, particularly as additional competition enters the market, or that such competition will not impact our ability to operate profitably.

Employees

      At December 31, 2005, we had 65 full-time employees, consisting of seven people in executive capacities and 58 people at our company-owned medical clinics. None of our employees are represented by a collective bargaining union. We believe our relations with our employees are good.

DESCRIPTION OF PROPERTIES

      We lease approximately 1,500 square feet in a building in Flower Mound, Texas at a monthly rent $2,600 for use as our headquarters. We currently owns a parcel of land in San Antonio, Texas, on which our Southcross clinic is located.

      Our Medical Clinic Division owns, operates and manages thirteen clinics. The following table lists the clinics, locations, monthly rents, services provided, and date acquired or commenced operation by the Division.

Clinics in Operation  in Fiscal 2005       Location             Monthly Rent    Services Provided               Date Acquired
------------------------------------       --------             ------------    -----------------               -------------
United Chiropractic Clinic                 Katy, TX                   $4,200    Medicare care, Chiropractic &   October 1994
                                                                                physical therapy

United Chiropractic Clinic (Wurzbach)      San Antonio, TX            $2,600    Chiropractic & physical         July 1994
                                                                                therapy

United Chiropractic Clinic (San Pedro)     San Antonio, TX            $1,100    Chiropractic & physical         October 1994
                                                                                therapy

Atlas Sports & Injury (Bandera)            San Antonio, TX            $1,100    Physical therapy                October 1994
United Chiropractic Clinic (Bandera)       San Antonio, TX            $2,100    Chiropractic                    October 1994

San Pedro Medical Clinic                   San Antonio, TX            $1,100    Primary medical care            October 1994

Southcross Medical Clinic                  San Antonio, TX            $2,000    Urgent & primary medical care   December 1995

United Chiropractic (Naccogdoches)*        San Antonio, TX            $1,200    Medical care, Chiropractic &    August 2005
                                                                                physical therapy

Valley Family Health Center                McAllen, TX                $3,000    Medical care, Chiropractic &    January 1996
                                                                                physical therapy

Valley Family Health Center                San Benito, TX             $1,100    Medical care, Chiropractic &    September 2000
                                                                                physical therapy

Mid Valley Wellness Center                 Weslaco, TX                $2,500    Medical care, Chiropractic &    July 2005
                                                                                physical therapy

Crosstown Chiropractic Clinic              Corpus Christi, TX         $1,000    Medical care,Chiropractic &     September 2000
                                                                                physical therapy

Laredo Family Health Clinic                Laredo, TX                 $4,200    Chiropractic & physical         September 2000
                                                                                therapy
                                                                     -------

Total rent                                                           $27,200
                                                                     =======

                                LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. As of December 31, 2005, there are no legal proceedings that involve material amounts of exposure for American HealthChoice.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

             Name            Age                      Position                      Since
             ----            ---                      --------                      -----
Joseph W. Stucki, D.C.       47     President, Chief Executive Officer and        March 1995
                                    Chairman of the Board of Directors

John C. Stuecheli            58     Chief Financial Officer, Vice President       January 1999
                                    and Secretary

Jeffrey Jones, D.C.          44     Director                                      March 1995

Michael R. Smith, M.D.       47     Director                                      December 1996

V. John Mansfield            58     Director                                      June 1998

James Roberts                46     Director                                      June 1998

      Joseph W. Stucki, D.C. Dr. Stucki is Chairman of the Board of Directors, Chief Executive Officer and President of American HealthChoice. Dr. Stucki has been a licensed chiropractor for approximately 20 years. In May 1983, he founded United Chiropractic Clinics, Inc. and, as its Chairman and President, purchased or developed and opened approximately 84 multi-disciplined clinics (chiropractic, medical, physical therapy and diagnostic). From 1988 through 1995, Dr. Stucki served as Chairman and Chief Executive Officer of United Health Services. United Health Services developed approximately 150 franchises throughout the United States. Dr. Stucki has been a consultant to health care organizations on various issues including practice management, strategic development, and mergers and acquisitions. Dr. Stucki has authored several papers and manuals on practice management and has been a guest speaker on health care issues. Dr. Stucki is a member of various national, state, and local organizations.

      John C. Stuecheli Mr. Stuecheli became Chief Financial Officer, Vice President of Finance and Secretary of American HealthChoice in January 1999. Mr. Stuecheli was first employed by American HealthChoice in November 1998 as Controller. From November 1996 to October 1998, Mr. Stuecheli was Vice President of Finance and Chief Financial Officer for Irata, Inc., a manufacturer and operator of photo booths and other vending equipment.

      Jeffrey Jones, D.C. Dr. Jones is a Director of American HealthChoice. He is the Clinic Director of the United Chiropractic Uptown Clinic, New Orleans, Louisiana. He obtained his Louisiana Doctor of Chiropractic license in July 1985, and began his association with the United Chiropractic Uptown clinic shortly thereafter. In the past, Dr. Jones has acted as Regional Manager of other United Clinics in the greater New Orleans area. He is a member of the Chiropractic Association of Louisiana, The Union of Chiropractic Physicians and the American Chiropractic Association. Dr. Jones acquired the Uptown Clinic from the Company on September 30, 2004.

      Michael R. Smith, M.D. Dr. Smith became a Director of American HealthChoice in December 1996. Dr. Smith, a practicing physician board certified in family practice, was employed by the Company from September 1994 to December 2000 and rejoined the Company in September 2003. He provides medical services at two of the Company's clinics and serves as the Medical Director for the Company's Texas clinics. He also serves on the Board of Directors of AHC Physicians Corporation, Inc., a subsidiary of the Company. From June 1992 through August 1994, Dr. Smith was an employee and then partner at the Texas Trauma Rehabilitation Association. Dr. Smith graduated from The University of Texas Medical Branch in 1984.

      V. John Mansfield. Mr. Mansfield became a Director of American HealthChoice in June 1998. He has been the President and Chief Executive Officer of Axis Capital LLC since May 1997. Axis Capital LLC, a privately owned company located in Atlanta, Georgia, provides advisory services for companies in transition, including start-ups, turnarounds, new growth initiatives and mergers and acquisitions. Since December 2003, Mr. Mansfield has been a director and the audit committee chairman of Technoconcepts, Inc., a wireless technology development company based in Sherman Oaks, California.

      James Roberts. Mr. Roberts became a Director of American HealthChoice in June 1998. He has been the Managing Director of The Center For Church-Based Training, located in Dallas, Texas, since February 1999. He was the President of Health Dental Plus, Inc. from September 1993 to January 1999. Center For Church-Based Training, a non-profit organization, provides advisory services to churches and other religious organizations. Health Dental Plus, Inc. is engaged in the marketing of dental benefits plans to employer groups and individuals.

      Members of the Board of Directors are elected to hold office until the next meeting of stockholders and until their successors are elected and qualified. Officers are elected to serve subject to the discretion of the Board of Directors until their successors are appointed and have qualified.

      The committees of American HealthChoice's Board of Directors are as follows:

      Audit Committee           V. John Mansfield, Chairman
                                James Roberts

      Compensation Committee    James Roberts, Chairman
                                V. John Mansfield
                                Dr. Joseph W. Stucki

      We do not have a Nominating Committee.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer for the last three fiscal years. No other executive officer of American HealthChoice who was serving at the end of fiscal 2005 earned more than $100,000 of annual base compensation for services in all capacities to the Company and its subsidiaries.

                                           Summary Compensation Table
                                                                              Long-Term Compensation
                                                                             -------------------------
                                        Fiscal Year           Annual         Restricted    Securities
                                           Ending          Compensation        Stock       Underlying       All other
     Name and Principal Position        September 30        Salary ($)       Awards ($)    Options (#)   Compensation ($)
     ---------------------------        ------------        ----------       ----------    -----------   ----------------
Dr. Joseph W. Stucki                        2005             262,950 (1)      $25,000 (5)                     $25,000 (5)
Chairman of the Board, President and        2004             262,950 (2)
Chief Executive Officer                     2003             262,950 (3)      150,000 (4)

John C. Stuecheli                           2005             113,000
Vice President, Chief Financial             2004              94,000
Officer
and Secretary                               2003              90,500

---------------------------

(1)   Dr. Stucki deferred $58,000 in compensation.

(2)   Dr. Stucki deferred $111,000 in compensation.

(3)   Dr. Stucki deferred $211,000 in compensation.

(4) Per the three year employment agreement ended September 30, 2003, Dr. Stucki was issued 15,000,000 shares of restricted common stock at $0.01 per share, which was the average price for the period of the agreement.

(5) On October 1, 2003, the three year employment, which ended September 30, 2003, was extended to September 30, 2005. On October 1, 2004, Dr. Stucki was awarded $25,000 in additional compensation and was issued 1,250,000 shares of restricted stock at $0.02 per share, which was the price at September 30, 2004. The award was consideration for Dr. Stucki extending the employment contract.

Stock Option and Stock Purchase Plans

      The following tables set forth the number of options granted to our Chief Executive Officer and Chief Financial Officer during fiscal 2005 and the value of the unexercised options held by them at September 30, 2005.

Option/SAR Grants in Last Fiscal Year

                   Number of          % of
                   Securities        Total
                     Under-         Options/
                     lying            SARs
                    Options/       Granted to     Exercise
                      SARs         Employees       or Base
                    Granted        In Fiscal        Price       Expiration
      Name            (#)             Year         ($/Sh)          Date
----------------  -------------   -------------  ------------  -------------

                  None to report.

               Aggregate Option/SAR Exercises in Last Fiscal Year
                   And Fiscal 2005 Year-End Option/SAR Values

                                                                              Number of
                                                                             Securities              Value of
                                                                             Underlying            Unexercised
                                                                             Unexercised           In-the Money
                                                                            Options/SARs           Options/SARs
                                                                            At FY-End (#)         At FY-End ($)

                                Shares Acquired           Value             Exercisable/           Exercisable/
          Name                  On Exercise (#)       Realized ($)          Unexercisable         Unexercisable
-------------------------     --------------------    --------------      ------------------     -----------------
Dr. Joseph W. Stucki                   None               None                   None                  None

John C. Stuecheli                    42,500               $850                   None                  None

--------------------

Employee Benefit Plans

      In August 1995, we adopted our 1995 Employee Stock Option Plan (the "1995 Employee Plan") under which options to purchase shares of Common Stock may be issued to employees and consultants of American HealthChoice. American HealthChoice reserved 1,000,000 shares of Common Stock for issuance under the Employee Plan. Also in August 1995, American HealthChoice adopted the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan") which provides for the grant of options to directors of up to 250,000 shares that do not qualify as "incentive stock options" under the Internal Revenue Code of 1986. In addition, the Company adopted its 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), effective October 1, 1995, which allows employees to acquire Common Stock of American HealthChoice at 85% of its fair market value from payroll deductions received from the employees. American HealthChoice has reserved a total of 250,000 shares of its Common Stock to be sold to eligible employees under the Stock Purchase Plan. In October 1996, the Board of Directors amended each of the Employee Plan, the Director Plan, and the Stock Purchase Plan to clarify various matters concerning the administration of such plans. In July 1997, American HealthChoice adopted its 1997 Executive Stock Bonus Plan ("Executive Stock Bonus Plan") under which options to purchase shares of Common Stock may be issued to employees of American HealthChoice. American HealthChoice reserved 260,870 shares of Common Stock for issuance under the Executive Bonus Plan.

      The following table presents the number of shares issued or options granted under each of the Plans as of September 30, 2005: In February 2005, American HealthChoice adopted its 2005 Stock Option Plan (the "2005 Plan") and filed a Form S-8 to register 5,000,000 shares of common stock. The 2005 Plan provides for the grant of incentive stock options to employees and the grant of non-qualified options to directors.

                                 Options Granted/       Option Shares
       Plan                       Shares Issued           Exercised
       ----                       -------------           ---------

1995 Employee Plan                   977,500               977,500

1995 Director Plan                   250,000               250,000

Stock Purchase Plan                     0                     0

Executive Stock Bonus Plan           190,475                  0

2005 Plan                           2,290,000              100,000

Compensation of Directors

      American HealthChoice pays its Directors $1,500 for each Board of Director meeting attended in person and $250 for each telephonic Board meeting. American HealthChoice pays its Directors $350 for Audit and Compensation Committee meetings. American HealthChoice reimburses all Directors for reasonable out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Director Plan, all non-employee directors receive, at the beginning of each fiscal year, a 5-year option to purchase 50,000 shares of common stock at an exercise price determined by the Board of Directors at the time of grant. Also, pursuant to the Director Plan, all employee directors receive, at the beginning of each fiscal year, a 5-year option to purchase 20,000 shares of common stock at an exercise price determined by the Board of Directors at the time of grant. In November 2004, options to purchase 50,000 shares were granted to non-employee directors under the 1995 Director Plan. The exercise price was $0.01 per share. In February 2005, options to purchase 250,000 shares were granted to non-employee directors under the 2005 Plan. The exercise price ranged from $0.01 to $0.02.

Employment Agreements

      Effective October 1, 2000, American HealthChoice entered into a three-year employment agreement with Dr. Joseph W. Stucki to serve as President and Chief Executive Officer for an annual base salary of $250,000. Dr. Stucki is also entitled to a car allowance of $1,000 per month and reimbursement of up to $1,500 per year for continuing professional education. As consideration for renewing the contract, he received 5,200,000 shares of common stock. On September 30, 2003, he was awarded 15,000,000 shares of common stock, which was equivalent to $150,000 at a share price of $0.01. In the event of termination of the agreement for any reason by the Company or Dr. Stucki, he will be entitled to a severance pay equal to twelve months of his full salary. After a change of control of American HealthChoice, as defined in the employment agreement, if Dr. Stucki's employment is terminated, he terminates his employment, his duties are changed or certain other specified events take place, he will be entitled to a severance payment equal to twice his effective annual compensation, together with a continuation of all employee benefits for two years. On October 1, 2003, the three year employment, which ended September 30, 2003, was extended to September 30, 2005. On October 1, 2004, Dr. Stucki was awarded $25,000 in additional compensation and was issued 1,250,000 shares of restricted stock at $0.02 per share, which was the price at September 30, 2004. The award was consideration for Dr. Stucki extending the employment contract.

      Effective October 1, 2005, American HealthChoice entered into a three-year employment agreement with Dr. Joseph W. Stucki to serve as President and Chief Executive Officer of the Company for an annual base salary of $250,000. Dr. Stucki is also entitled to a car allowance of $1,000 per month and reimbursement of up to $1,500 per year for continuing professional education. . For the year ended September 30, 2006, Dr. Stucki shall receive a performance bonus derived from the percentage increase in net revenue in fiscal 2006 compared to fiscal 2005. For example, if the increase in net revenue is 15%, then the performance bonus shall be $37,500 ($250,000 multiplied by 15%).The calculation, derived from the audited financial statements, shall be approved by the Compensation Committee and shall be payable on December 31, 2006. For the years ended September 30, 2007 and 2008, the performance shall continue to be derived from the percentage increase in net revenue. In the event of termination of the agreement for any reason by the Company or Dr. Stucki, he will be entitled to a severance pay equal to twelve months of his full salary. After a change of control of the Company, as defined in the employment agreement, if Dr. Stucki's employment is terminated, he terminates his employment, his duties are changed or certain other specified events take place, he will be entitled to a severance payment equal to twice his effective annual compensation, together with a continuation of all employee benefits for two years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the ownership of our Common Stock as of December 31, 2005, by (i) each known beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each Director,
(iii) each executive officer, and (iv) the executive officers and Directors as a group. All share numbers are provided based on information supplied to management of American HealthChoice by the respective individuals and members of the group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                     Number of Shares        Percent of Class
                                     ----------------        ----------------
David P. Voracek, D.C. (1)               16,119,636                12.2%
2025 Tartan Trail
Highland Village, Texas 75077

Joseph W. Stucki, D.C. (2)               52,029,453                39.5%
7350 Hawk Road
Flower Mound, Texas 75022

Jeffrey Jones, D.C. (3)                  8,794,671                  6.7%
807 S. Carrollton Avenue
New Orleans, Louisiana 70118

John C. Stuecheli (4)                     819,500                    *
7350 Hawk Road
Flower Mound, Texas 75022

Michael R. Smith, M.D. (5)                371,167                    *
118 Canyon Circle
Boerne, Texas 78006

James Roberts (6)                         259,500                    *
6712 Biltmore Pl.
Plano, Texas 75023

V. John Mansfield (7)                        -                       *
10956 Big Canoe
Big Canoe, Georgia 30143

Officers and Directors as
  a group (6 persons)                    62,274,291                47.3%

--------------------------

*Less than one percent.

(1) The number of shares reported includes 614,800 shares owned of record by Mainstream Enterprises LLC, a limited liability company, in which Dr. Voracek has a 50% member interest and 10,371,000 shares issuable upon conversion of 7,000 shares of Series B Preferred Stock at $0.0675 per share.

(2) Dr. Stucki is our Chief Executive Officer, President and Chairman of the Board of Directors. The number of shares reported includes 6,482,000 shares issuable upon conversion of 4,375 shares of Series B Preferred Stock at $0.0675 per share.

(3) Dr. Jones is a Director of American HealthChoice. The number of shares reported includes 3,704,000 shares issuable upon conversion of 2,500 shares of Series B Preferred Stock at $0.0675 per share.

(4) Mr. Stuecheli is our Chief Financial Officer and Secretary of American HealthChoice.

(5)   Dr. Smith is a Director of American HealthChoice.

(6) Mr. Roberts is a Director of American HealthChoice. The number of shares owned includes 150,000 shares issuable upon exercise of options at $0.01-$0.02 per share, which are currently exercisable.

(7)   Mr. Mansfield is a Director of American HealthChoice.

      On September 30, 2004, American HealthChoice issued $2,000,000 of Series B Preferred Stock, which has the following terms: (i) face value of $100, (ii) 4% annual dividend, (iii) convertible into common stock at $0.05 per share or higher, (iv) automatic call conversion if share price exceeds $0.20, (v) redeemable for cash up to $250,000 per year for two years if net income exceeds $500,000 and (vi) automatic put conversion on September 30, 2007 at $0.025 per share. Dr. Stucki converted 4,375 shares of Series B Preferred Stock into 5,468,750 shares of common stock. Dr. Voracek converted 1,750 shares of Series B Preferred Stock into 1,682,692 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Other than as set forth below, during the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which we were or are to be a party, in which any of the directors, officers, or 5% or greater shareholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

      Belair Capital Group, Ltd. ("Belair"), a Nevada limited liability company, is the holder of a $837,500 note payable issued in connection with the acquisition of three clinics in September 2000. The note payable of $837,500 is the sole asset of Belair. The following shareholders are also members of Belair:
Dr. J.W. Stucki (51% member interest), Dr. Jeffrey Jones (19% member interest) and Dr. David Voracek (30% member interest).

      On September 30, 2004, we sold our Uptown clinic located in New Orleans to Dr. Jones. The sales price was $310,000, of which $96,000 was a note payable from the director with 24 equal monthly installments in the amount of $4,000, $122,000 paid through the extinguishment of certain notes payable and other obligations of American HealthChoice to the director and $92,000 paid through the return and cancellation of 3,600,000 shares of American HealthChoice common stock owned by the director with a share price of $0.025. The sales price approximated the net asset value at September 20, 2004.

      From January 31, 2003 to December 31, 2005, the corporate office was located in a building leased from Dr. J.W. Stucki. The monthly rent was $2,200 per month.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

      We are authorized to issue up to 200,000,000 shares of Common Stock, par value $.001. As of April 26, 2006, we there were 110,970,759 shares of common stock outstanding. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock or Series B Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      In accordance with the Business Corporation Law of the State of New York (the "Business Corporation Law"), Articles 9 and 10 of our Certificate of Incorporation (the "Certificate") provides that except as may otherwise be specifically provided in the Certificate, no provision of the Certificate is intended by us to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon us, upon our shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular the power of us to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

      No director of American HealthChoice shall be personally liable to the American HealthChoice or any of its shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

      Article V of our By-laws further provide as follows:

      On the terms, to the extent, and subject to the conditions prescribed by statute, and by such rules and by such rules and regulations, not inconsistent with statute, that the board may in its discretion impose in general or particular cases or classes or cases: (a) the Company shall indemnify any person made or threatened to be made party to an action or proceeding, civil or criminal, including any action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, and (b) the Company may pay, in advance of final disposition of any action or proceeding, expenses incurred by such person in defending such action or proceeding. The Company shall indemnify and make advancements to any person made or threatened to be made a party to any such action or proceeding by reason of the fact that he, his testator or intestate, was an agent or employee (other than a director or an officer) of the Company or served another corporation at the request of the Company in any capacity, on the terms, to the extent and subject to the conditions prescribed by statute, and by any rules and regulations of the board which would have been applicable if he had been a director or officer of the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

      The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. Assuming all the shares registered below are sold by the selling stockholder, it will not continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
                        Debentures        Full        Prospectus    Before the  Owned Before    Offering     Offering
     Name               Conversion         (1)         Offering*     Offering*      (4)            (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Golden Gate Investors   18,823,529(3)    33.7%          Up to     12,193,235      9.99%           --            --
  Investors,                                         56,470,588
  Inc.(2)                                            shares of
                                                    common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation.

** Less than 1%.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on April 26, 2006, the conversion price would have been $0.0531. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholder has contractually agreed to restrict their ability to convert their convertible debentures and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the convertible debentures. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 18,823,529 shares of common stock underlying our $1,000,000 of convertible debentures issued to Golden Gate Investors, Inc.

(4) Assumes that all securities registered will be sold, which does not represent all of the shares of common stock potentially issuable upon conversion of the convertible debenture held by Golden Gate at current market prices.

Terms of Convertible Debentures

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. on December 29, 2005, together with Convertible Debenture, Warrant to Purchase Common Stock and Registration Rights Agreement, each dated as of December 29, 2005, for the sale of (i) $30,000 in convertible debentures and (ii) warrants to purchase 3,000,000 shares of our common stock. On April 27, 2006, we amended the terms of the original agreement pursuant to which we agreed to sell the investor convertible debentures in the aggregate amount of $1,000,000 and to cancel the previously issued warrants. This prospectus relates to the resale of the common stock underlying such convertible debentures. The investor provided us with an aggregate of $250,000 upon the execution of the initial definitive agreements. The investors will provide us an additional $200,000 upon the initial filing of the registration statement of which this prospectus forms a part and an additional $550,000 within five days of the effective date of the registration statement of which this prospectus forms a part.

      The debentures bear interest at 4.75%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures, divided by the lesser of (i) $0.75, (ii) eighty five percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty five percent of the volume weighted average price on the trading day prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall convert at least 3%, but no more than 30%, of the debenture per calendar month, provided that the common stock is available, registered and freely tradable. In the event that our volume weighted average price is less than $.075, we will have the option to prepay the debenture at 112% rather than have the debenture converted. If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.

      The selling stockholder has contractually agreed to restrict its ability to convert its debenture and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Lane Gorman Trubitt, LLP have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at September 30, 2005 and 2004 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American HealthChoice, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           AMERICAN HEALTHCHOICE, INC.
                                AND SUBSIDIARIES

                                      INDEX

                                                                            Page

FINANCIAL STATEMENTS:

Unaudited Consolidated Balance Sheet - December 31, 2005                     F-1

Unauidted Consolidated Statements of Operations - Three Months Ended
  December 31, 2004 and 2005                                                 F-2

Unaudited Consolidated Statements of Cash Flows - Three Months Ended
  December 31, 2004 and 2005                                                 F-3

Notes to Unauidted Consolidated Financial Statements                         F-4

Report of Independent Registered Public Accounting Firm                       15

Consolidated Balance Sheet - September 30, 2005                               16

Consolidated Statements of Operations - Years Ended
  September 30, 2004 and 2005                                                 17

Consolidated Statements of Changes in Stockholders' Equity - Years
  Ended September 30, 2004 and 2005                                           18

Consolidated Statements of Cash Flows - Years Ended
  September 30, 2004 and 2005                                                 19

Notes to Consolidated Financial Statements                                    20

                        PART I. FINANCIAL INFORMATION

 Item 1. Financial Statements

                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                                 (Unaudited)
                             DECEMBER 31, 2005

                                   ASSETS
 Current Assets:

 Cash                                                         $     19,280
 Accounts receivable, less allowance for doubtful
   accounts of $ 4,266,359                                       6,425,712
 Notes receivable                                                  166,071
 Other current assets                                               40,426
                                                               -----------
      Total current assets                                       6,651,489

 Property and equipment, net                                       454,635
 Goodwill, net                                                   1,348,570
                                                               -----------
      Total assets                                            $  8,454,694
                                                               ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:

 Notes payable and capital lease obligations                  $    230,641
 Acquisition note payable including accrued interest             1,200,497
 Bankruptcy claims of unsecured creditors                          210,000
 Obligations to related parties                                  1,450,492
 Accrued payroll taxes and penalties                               657,650
 Accrued affiliated clinic management fees                         369,302
 Accounts payable and accrued expenses                             577,212
                                                               -----------
      Total current liabilities                                  4,695,794

 Commitments and Contingent Liabilities

 Stockholders' Equity:

 Preferred stock, $.001 par value; 5,000,000 shares
   authorized; 13,875 shares issued                              1,387,500
 Common stock, $.001 par value; 200,000,000 shares
   authorized;110,970,759 shares issued and outstanding            110,971
 Additional paid-in capital                                     20,751,088
 Accumulated deficit                                           (18,490,659)
                                                               -----------
      Total stockholders' equity                                 3,758,900
                                                               -----------
      Total liabilities and stockholders' equity              $  8,454,694
                                                               ===========

      See accompanying notes to these consolidated financial statements.

                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                                Three Months Ended December 31,
                                                -------------------------------
                                                      2004             2005
                                                   ----------       ----------
 Revenues:
   Patient billings                               $ 2,472,832      $ 2,843,223
   Allowance for discount on billings               1,047,168        1,083,381
                                                   ----------       ----------
     Net revenues                                   1,425,664        1,759,842

 Operating Expenses:
   Compensation and benefits                          662,146          747,611
   Marketing and advertising                          273,312          318,539
   General and administrative                         275,401          323,269
   Affiliated clinic management fees                   65,585          125,000
                                                   ----------       ----------
     Total operating expenses                       1,276,444        1,514,419

                                                   ----------       ----------
 Operating income                                     149,220          245,423

 Other Expenses:
   Interest expense                                    20,777           37,116
   Other expense                                        9,500                -
                                                   ----------       ----------
      Total other expense                              30,277           37,116

                                                   ----------       ----------
 Net Income                                       $   118,943      $   208,307
                                                   ==========       ==========

 Basic and Diluted Net Income Per Share           $         -      $         -

 Weighted Average Common Shares Outstanding       101,900,000      111,000,000

      See accompanying notes to these consolidated financial statements.

                              AMERICAN HEALTHCHOICE, INC.
                                   AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Unaudited)

                                                Three Months Ended December 31,
                                                -------------------------------
                                                      2004             2005
                                                   ----------       ----------
 Cash Flows From Operating Activities:
 Net income                                       $   118,943      $   208,307
 Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization                       16,644           22,500
   Other                                               26,750                -

 Change in operating assets and liabilities, net:
   Accounts receivable-trade                         (265,649)        (533,810)
   Other current assets                                 3,678           42,762
   Accounts payable and accrued expenses              144,889          296,655
                                                   ----------       ----------
     Net cash provided by operating activities         45,255           36,414

 Cash Flows From Investing Activities:
   Payments on note receivable                          8,000                -
   Property and equipment                              (9,414)          (8,300)
                                                   ----------       ----------
     Net cash used in investing activities             (1,414)          (8,300)

 Cash Flows From Financing Activities:
   Payments on notes payable and capital leases       (29,966)         (17,433)
                                                   ----------       ----------
     Net cash used in financing activities            (29,966)         (17,433)
                                                   ----------       ----------
 Net Increase In Cash                                  13,875           10,681
 Cash At Beginning Of Year                              9,571            8,599
                                                   ----------       ----------
 Cash At End Of Period                            $    23,446      $    19,280
                                                   ==========       ==========
 Supplemental Disclosure Of Cash Flow Information:
   Income taxes paid                              $         -      $         -
   Interest paid                                        4,000           23,500

 Supplemental Disclosure of Non-Cash Transactions:
   Issuance of stock in connection with
     executive employment contract                     25,000                -
   Purchase of equipment through
     issuance of capital leases                        27,000                -
   Issuance of stock in connection
     with exercise of stock options                    14,000                -

      See accompanying notes to these consolidated financial statements.

                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Organization

American HealthChoice, Inc. and Subsidiaries (the Company) is a medical sales and service company which consists of a parent company and three business divisions: Medical Clinics, RehabCo and TelmedCo. The company operates 13 company-owned medical clinics in Texas. The Company has approximately 30 clinics in its Affiliated Clinic Program located in Texas, Tennessee and Kansas. Substantially all of the Company's revenues are derived from medical services provided to individuals living in the vicinity of the clinics. TelmedCo was formed to embrace the revolutionary technology of Telemedicine and to provide second opinions to patients of the Medical Clinics Division. RehabCo sells and recognizes commission revenue on the sale of spinal decompression systems.

2.   Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to these rules and regulations. The accompanying unaudited interim consolidated financial statements reflect all adjustments which the Company considers necessary for a fair presentation of the results of operations for the interim periods covered and for the financial condition of the Company at the date of the interim balance sheet. All such adjustments (except as otherwise disclosed herein) are of a normal recurring nature.

The results of operations for the three months ended December 31, 2005 are not necessarily indicative of the results to be expected for the full year. It is suggested that the December 31, 2005 financial information be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB dated September 30, 2005.

3. Summary of Significant Accounting Policies

Consolidation policy - The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company accounts and transactions have been eliminated in consolidation.

Net Patient Billings - Revenue is recognized upon performance of services. Substantially all of the Company's revenues are derived from medical services provided to patients treated at the Company's company-owned and affiliated clinics. The allowance for discount on patient billings is an accounting estimate of the anticipated discounts on patient billings upon settlement and anticipated write-off of patient billings for which no settlement is received by the treating clinic. Allowances are maintained at levels considered appropriate by Management based upon historical experience and other factors deemed pertinent. Net patient billings are the anticipated reimbursement for medical services provided during the reported period of operations.

Property and equipment, net - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the related assets, primarily using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements.

Goodwill - The Company adopted the provisions of Financial Accounting Standard ("FAS") 142, "Goodwill and Other Intangible Assets" as of October 1, 2001. This policy requires an impairment test, which is performed by the Company on an annual basis.

Earnings per share - Basic earnings per share are computed using the weighted-average number of common shares outstanding. Diluted earnings per share are computed using the weighted-average common shares outstanding after giving effect to potential common stock from stock options based on the treasury stock method.

4. Convertible Debenture

On December 29, 2005, the Company entered into three agreements with Golden Gate Investors, Inc. ("GGI"): (i) 4 3/4% Convertible Debenture ("Debenture"), (ii) Warrant to Purchase Common Stock ("Warrant"), and Securities Purchase Agreement.

The Debenture Principal Amount is $30,000 and has a maturity date of December 29, 2008. The conversion price shall be 85% of the average of the 5 lowest volume weighted average prices("vwap") during the 20 trading days prior to GGI's election to convert. If GGI elects to convert a portion of the Debenture and, on the day that the election is made, the vwap is less than $0.075, the Company shall have the right to prepay that portion of the Debenture that GGI elected to convert, plus any accrued and unpaid interest, at 120% of such amount. In the event that the Company elects to prepay that portion of the Debenture, GGI shall the right to withdraw its conversion notice.

On February 2, 2006 the Company filed a Form SB-2 with the Securities and Exchange Commission relating to the offer and sale of securities included in the agreements with GGI. If the Form SB -2 is not effective by the 90th day from December 29, 2005, the Company shall be subject to certain default provisions. On January 10, 2006 the Company received the $30,000 proceeds from the Debenture and a prepayment of $220,000 towards the exercise of warrant shares.

ITEM 7. FINANCIAL STATEMENTS

                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                                    INDEX

                                                                  Page
                                                                  ----
 FINANCIAL STATEMENTS:

 Report of Independent Registered Public Accounting Firm           15

 Consolidated Balance Sheet - September 30, 2005                   16

 Consolidated Statements of Operations - Years Ended               17
      September 30, 2004 and 2005

 Consolidated Statements of Changes in Stockholders' Equity        18
      - Years  Ended September 30, 2004 and 2005

 Consolidated Statements of Cash Flows - Years Ended               19
      September 30, 2004 and 2005

 Notes to Consolidated Financial Statements                        20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
American HealthChoice, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of American HealthChoice, Inc. and Subsidiaries as of September 30, 2005, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American HealthChoice, Inc. and Subsidiaries as of September 30, 2005, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

Lane Gorman Trubitt, L.L.P.
Dallas, Texas
December 2, 2005 except for Note 12
for which the date is January 11, 2006

                           AMERICAN HEALTHCHOICE, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005

                                     ASSETS
 Current Assets:

 Cash                                                     $        8,599
 Accounts receivable, less allowance for doubtful
   accounts of $ 3,882,923                                     5,891,902
 Notes receivable                                                208,833
 Other current assets                                             40,426
                                                           -------------
      Total current assets                                     6,149,760

 Property and equipment, net                                     468,835
 Goodwill, net                                                 1,348,570
                                                           -------------
      Total assets                                        $    7,967,165
                                                           =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:

 Notes payable and capital lease obligations              $      248,074
 Acquisition note payable including accrued interest           1,165,497
 Bankruptcy claims of unsecured creditors                        210,000
 Obligations to related parties                                1,418,700
 Accrued payroll taxes and penalties                             638,470
 Accrued affiliated clinic management fees                       267,286
 Accounts payable and accrued expenses                           468,545
                                                           -------------
      Total current liabilities                                4,416,572

 Commitments and Contingent Liabilities

 Stockholders' Equity:

 Preferred stock, $.001 par value; 5,000,000
   shares authorized; 13,875 shares issued                     1,387,500
 Common stock, $.001 par value; 200,000,000 shares
   authorized; 110,970,759 shares issued and outstanding         110,971
 Additional paid-in capital                                   20,751,088
 Accumulated deficit                                         (18,698,966)
                                                           -------------
      Total stockholders' equity                               3,550,593
                                                           -------------
      Total liabilities and stockholders' equity          $    7,967,165
                                                           =============

      See accompanying notes to these consolidated financial statements.

                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Years Ended September 30,
                                                   -------------------------
                                                      2004           2005
                                                   ----------     ----------
 Revenues:
   Patient billings                               $ 9,740,645    $11,095,449
   Allowance for discount on billings               4,478,107      4,597,473
                                                   ----------     ----------
   Net patient billings                             5,262,538      6,497,976
   Equipment rental and sales                               -         80,849
                                                   ----------     ----------
       Net revenues                                 5,262,538      6,578,825

 Operating Expenses:
   Compensation and benefits                        2,732,205      2,893,889
   Marketing and advertising                        1,151,457      1,269,732
   General and administrative                       1,066,781      1,290,097
   Affiliated clinic management fees                  179,000        362,000
                                                   ----------     ----------
       Total operating expenses                     5,129,443      5,815,718

                                                   ----------     ----------
 Operating Income                                     133,095        763,107

 Other Income (Expense):
   Interest expense and other costs of borrowing      (77,309)      (150,560)
   Bad debt expense                                (1,525,000)             -
   Other expense                                      (28,339)      (158,167)
   Other income                                             -        155,304
                                                   ----------     ----------
       Total other expenses                        (1,630,648)      (153,423)

                                                   ----------     ----------
 Net Income (Loss)                                 (1,497,553)       609,684

 Preferred stock dividend                                   -        (63,100)
                                                   ----------     ----------
 Net Income (Loss) Applicable to Common           $(1,497,553)   $   546,584
                                                   ==========     ==========
 Basic and diluted net earnings (loss) per share:
   Net Income (Loss)                              $     (0.01)   $      0.01
   Preferred stock dividend                                 -              -
                                                   ----------     ----------
   Basic and diluted net earnings (loss) per share
     applicable to common stockholders            $     (0.01)   $      0.01
                                                   ==========     ==========
 Weighted Average Common Shares Outstanding       104,812,000    108,205,000
                                                  ===========    ===========

      See accompanying notes to these consolidated financial statements.


                                        AMERICAN HEALTHCHOICE, INC.
                                             AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  YEARS ENDED SEPTEMBER 30, 2004 AND 2005

                                                                               Option to    Additional
                                         Common Stock       Preferred Stock     Acquire      Paid-in     Accumulated
                                      Shares      Amount   Shares     Amount    Common       Capital       Deficit        Total
                                                                                 Stock
                                    ----------    -------  ------    --------   --------    ----------   -----------    ----------
 Balances at September 30, 2003    103,100,766 $  103,100       -   $       -  $   8,000   $20,669,684  $(17,747,997)  $ 3,032,787

 Issuance of common stock in
   connection with debenture
   conversion                        7,258,493      7,259       -           -          -     1,303,141             -     1,310,400
 Cancellation of common stock
   in connection with purchase
   adjustment                      (13,164,000)   (13,164)      -           -          -        13,164             -             -
 Issuance of common stock in
   connection with consulting
   and legal agreements              7,000,000      7,000       -           -          -        72,000             -        79,000
 Issuance of Series B Preferred
   Stock                                     -          -  20,000   2,000,000          -    (2,000,000)            -             -
 Cancellation of common stock in
   connection with clinic sale      (3,600,000)    (3,600)      -           -          -       (90,000)            -       (93,600)
 Net loss                                    -          -       -           -          -             -    (1,497,553)   (1,497,553)
                                   -----------------------------------------------------------------------------------------------
 Balances at September 30, 2004    100,595,259    100,595  20,000   2,000,000      8,000    19,967,989   (19,245,550)    2,831,034

 Issuance of common stock in
   connection with employment
   agreement                         1,250,000      1,250       -           -          -        23,750             -        25,000
 Issuance of common stock in
   connection with exercise
   of stock options                  1,327,500      1,328       -           -     (8,000)       91,547             -        84,875
 Conversion of Series B Preferred
   Stock into common stock           7,152,000      7,152  (6,125)   (612,500)         -       605,348             -             -
 Issuance of common stock in
   connection with preferred
   stock dividends                     646,000        646       -           -          -        62,454       (63,100)            -
 Net income                                  -          -       -           -          -             -       609,684       609,684
                                   -----------------------------------------------------------------------------------------------
 Balances at September 30, 2005    110,970,759  $ 110,971  13,875  $1,387,500  $       -   $20,751,088  $(18,698,966)  $ 3,550,593
                                   ===============================================================================================

                                  See accompanying notes to these consolidated financial statements.


                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Years Ended September 30,
                                                    --------------------------
                                                       2004            2005
                                                    ----------      ----------
 Cash Flows From Operating Activities:
 Net income (loss)                                $ (1,497,553)    $   609,684
 Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
   Employee and director compensation-stock                  -          53,000
   Other                                                62,362         (24,436)
   Bad debt loss                                     1,525,000               -
   Cancellation of bankruptcy obligations                    -        (155,000)
   Depreciation and amortization                        60,779          72,191
 Change in operating assets and liabilities, net:
   Accounts receivable-trade                          (707,097)     (1,210,365)
   Accounts payable and accrued expenses               602,684         435,545
                                                    ----------      ----------
       Net cash provided by (used in)
         operating activities                           46,175        (219,381)

 Cash Flows From Investing Activities:
   Payments on notes receivable                              -          27,500
   Property and equipment                               (4,667)        (43,197)
                                                    ----------      ----------
       Net cash used in investing activities            (4,667)        (15,697)

 Cash Flows From Financing Activities:
   Proceeds from notes payable                         123,500         325,500
   Payments on notes payable and capital leases       (176,508)        (91,394)
                                                    ----------      ----------
       Net cash provided by (used in)
         financing activities                          (53,008)        234,106
                                                    ----------      ----------
 Net Decrease In Cash                                  (11,500)         (3,687)
 Cash At Beginning Of Year                              21,071           9,571
                                                    ----------      ----------
 Cash At End Of Year                               $     9,571     $     8,599
                                                    ==========      ==========
 Supplemental Disclosure Of Cash Flow Information:
   Income taxes paid                               $     1,500     $         -
   Interest paid                                         5,000          70,000

 Supplemental Disclosure of Non-Cash Transactions:
   Issuance of common stock in connection with
     executive employment contract                           -          25,000
   Issuance of stock in connection with legal
     and consulting agreements                          79,000               -
   Conversion of debenture into stock                1,310,400               -
   Purchase of equipment through issuance of
     capital leases                                    120,000         122,000
   Cancellation of debt and stock in connection
     with sale of clinic                               212,200               -
   Sale of clinic assets                               308,200               -
   Issuance of note receivable in connection
     with sale of clinic                                96,000               -
   Issuance of common stock in connection
     with exercise of stock options                          -          56,875
   Conversion of preferred stock into common stock           -         612,500
   Preferred stock dividend                                  -          63,100

      See accompanying notes to these consolidated financial statements.

                         AMERICAN HEALTHCHOICE, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Summary of Significant Accounting Policies

Organization - American HealthChoice, Inc. and Subsidiaries (the Company) is a medical sales and service company which consists of a parent company and three business divisions: Medical Clinics, RehabCo and TelmedCo. The company operates 13 company-owned medical clinics in Texas. The Company has approximately 30 clinics in its Affiliated Clinic Program located in Texas, Tennessee and Kansas. Substantially all of the Company's revenues are derived from chiropractic, physical therapy and medical services provided to individuals living in the vicinity of the clinics. TelmedCo was formed to embrace the revolutionary technology of Telemedicine and to provide second opinions to patients of the Medical Clinics Division. Currently TelmedCo provides second opinions to company-owned and affiliated clinics as well as four clinics outside the Division's network. As of September 30, 2005 TelmedCo had 8 Production systems in place. RehabCo, Inc., a wholly-owned subsidiary of the Company, sells and recognizes commission revenue on the sale of spinal decompression systems.

Consolidation Policy - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material inter-company accounts and transactions have been eliminated in consolidation.

Net Patient Billings - Revenue is recognized upon performance of services. Substantially all of the Company's revenues are derived from medical services provided to patients treated at the Company's company-owned and affiliated clinics. The allowance for discount on patient billings is an accounting estimate of the anticipated discounts on patient billings upon settlement and anticipated write-off of patient billings for which no settlement is received by the treating clinic. Allowances are maintained at levels considered appropriate by Management based upon historical experience and other factors deemed pertinent. Net patient billings are the anticipated reimbursement for medical services provided during the reported period of operations.

Cash Equivalents - For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its accounts at financial institutions located in Texas. The bank accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses, outside banking activities, in such accounts and believes it is not exposed to significant credit risk.

Capital Leases - The assets and related obligations for property and equipment under capital leases are initially recorded at an amount equal to the present value of future minimum lease payments. Assets under capital leases are amortized over the life of the lease or useful life of the assets. Interest expense is accrued on the basis of the outstanding obligations under capital leases.

Marketing and Advertising Costs - The Company's policy is to expense all costs in the period in which the marketing and advertising first takes place. Marketing and Advertising expense was approximately $1,270,000 and $1,151,000 for the years ended September 30, 2005 and 2004 respectively.

Property and Equipment, net - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the related assets, primarily using straight-line methods.

Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) Statement No. 109, "Accounting for Income Taxes." SFAS Statement No. 109 requires that deferred income taxes be recorded on a liability method for temporary differences between the financial reporting and tax bases of a company's assets and liabilities, as adjusted when new tax rates are enacted.

Goodwill - The Company adopted the provisions of SFAS Statement No. 142, "Goodwill and Other Intangible Assets" as of October 1, 2001. This policy requires an impairment test, which is performed by the Company on an annual basis. See footnote 3 to the consolidated financial statements.

Recent Accounting Pronouncements - During the fiscal year ended September 30, 2005, the Financial Accounting Standards Board ("FASB") released SFAS Statement No. 154. The Company believes that the impact of these new standards will not have a material effect on the Company's consolidated financial position, results of operations or disclosures.

Use of Estimates - In preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Earnings per Share - Basic earnings per share are computed using the weighted-average number of common shares outstanding. Diluted earnings per share are computed using the weighted-average common shares outstanding after giving effect to potential common stock from stock options based on the treasury stock method. If the result of assumed conversions is dilutive, the average shares of common stock outstanding are increased. The effect of potentially dilutive securities at September 30, 2005 was immaterial and at September 30, 2004 was anti-dilutive.

Reclassification of Certain Expenses- Certain expenses on the statement of operations for the year ended September 30, 2004 have been reclassified with no effect on net loss (or loss per common share) to be consistent with the classifications adopted for the year ended September 30, 2005.

2. Property and Equipment

Property and equipment consists of the following:

                                                 Useful Life    9/30/2005
                                                 -----------    ----------
    Land                                                   -   $   120,000
    Building and leasehold improvements           2-39 years        66,319
    Furniture and equipment, including
      equipment under capital leases              5-15 years       711,570
    Automobiles                                    5 years          93,355
    Less accumulated depreciation
      and amortization                                            (522,409)
                                                                ----------
                                                               $   468,835
                                                                ==========
 The following is a summary of equipment under capital leases:

      Equipment                                                $  190,080
      Less accumulated amortization                               (16,216)
                                                                ---------
                                                               $  173,864
                                                                =========

All assets leased are pledged as collateral under the existing capital lease agreements.

3. Goodwill

The Company adopted SFAS Statement No. 142, "Goodwill and Other Intangible Assets" as of October 1, 2001. This pronouncement addresses the issue of proper accounting and reporting for intangible assets, such as purchased goodwill. SFAS 142 modified the purchase method of accounting by eliminating the amortization of goodwill and substituting an impairment test. In this regard, the Company engaged an independent valuation firm to conduct the impairment test as of September 30, 2004. Due to the significant increase in operating income for the twelve months ended September 30, 2005, Management elected to conduct the impairment test internally as of September 30, 2005. For testing purposes the "reporting unit", as prescribed by SFAS 142, was the three clinics acquired in September 2000 for a total purchase price of $5,247,500.

The first step of the goodwill impairment testing process involves a "carrying amount comparison" that compares the fair value of the reporting unit to its carrying value. If fair value exceeds carrying value, then no further testing is required. For fiscal 2004 and fiscal 2005, the income approach was relied on with the discounted cash flow method utilized to compute the fair value. With respect to the valuation of the reporting unit, the firm relied on the results of the income approach. In connection with this approach, the firm utilized the discounted cash flow method for both years.

For the twelve month period ended September 30, 2004 operating income for the reporting units was $377,000, prior to inclusion of a corporate expense allocation. Using the income approach and calculation assumptions consistent with the prior year, including a corporate expense allocation, the fair value of the net assets of the reporting unit was estimated to be approximately $3,600,000 as of September 30, 2004, in the opinion of the independent valuation firm. This fair value approximated the $3,555,000 carrying value of the reporting unit. Therefore, the Company has not recorded an impairment loss.

For the twelve month period ended September 30, 2005 operating income for the reporting units was $842,000, prior to inclusion of a corporate expense allocation. Using the income approach and calculation assumptions consistent with the prior year, including a corporate expense allocation, the fair value of the net assets of the reporting unit was estimated to be approximately $5,600,000 as of September 30, 2005. This fair value exceeded the $3,589,000 carrying value of the reporting unit. Therefore, the Company has not recorded an impairment loss.

4. Notes Payable and Capital Lease Obligations

                                                                   9/30/2005
                                                                   ----------
    Acquisition note payable including accrued interest           $ 1,165,497

    Notes payable secured by automobiles                               48,924

    Capital lease obligations secured by clinic equipment             185,178

    Other notes payable                                                13,972
                                                                   ----------
                                                                  $ 1,413,571
                                                                   ==========

The acquisition note payable is to an investment group (See Footnote 5), in which certain officers and directors, and a beneficial owner of more than 5% of the common stock have a financial interest. The principal balance is $837,500 and bears interest at 8% per annum with an original due date of September 1, 2003. The Company has obtained an additional extension until June 30, 2006. Interest will accrue at approximately $5,600 per month. Interest expense on this note payable was approximately $67,000 for each of the years ended September 30, 2005 and 2004.

Principal payments for the notes payable secured by automobiles are as follows:
$22,500 in 2006, $18,000 in 2007 and $8,400 in 2008. Minimum lease payments, including $45,500 of interest expense, for the capital lease obligations secured by clinic equipment are as follows: $72,600 in 2006, $63,500 in 2007, $57,200 in 2008, and $37,400 in 2009. Certain capital lease obligations are guaranteed by an officer of the Company.

5. Related Party Transactions

Belair Capital Group, Ltd. ("Belair"), a Nevada limited liability company, is the holder of an $837,500 note payable issued in connection with the acquisition of three clinics in September 2000. In addition, the Company issued 8,375,000 shares of common stock to Belair as further consideration. The note payable of $837,500 and the 8,375,000 shares of common stock are the sole assets of Belair. The following shareholders are also members of Belair: the president and CEO (51% member interest), a principal shareholder and board member (19% member interest), and the seller of the clinics, a beneficial owner of more than 5% of the outstanding stock at September 30, 2005 (30% member interest).

On September 30, 2004, The Company sold its Uptown clinic located in New Orleans to the clinic's director, who is a member of the Company's Board of Directors. The sales price was $310,000, of which $96,000 was a note payable from the director with 24 equal monthly installments in the amount of $4,000, $122,000 paid through the extinguishment of certain notes payable and other obligations of the Company to the director and $92,000 paid through the return and cancellation of 3,600,000 shares of the Company's common stock owned by the director with a share price of $0.025. The sales price approximated the net asset value at September 20, 2004.

On September 30, 2004 the Company issued $2,000,000 of Series B Preferred Stock in connection with the clinic acquisition in September 2000. The following shareholders are beneficial owners of Series B Preferred Stock: the president and CEO ($875,000), a principal shareholder and board member ($250,000), and the seller of the clinics, a beneficial owner of more than 5% of the outstanding stock at September 30, 2004 ($875,000).

From January 2003 to December 2005, the corporate office of the Company has been located in a building leased from the President and CEO. The monthly rent was $2,200 per month. On January 1, 2006, the Company moved to a new building. The Company also leases property on a month-to-month basis from a related party. Rent expense to related parties totaled $41,950.

The following schedule lists obligations to related parties as of September 30, 2005:

      Obligation                    President &      Other          Total
                                        CEO         Insiders
      ---------------------------    ----------     ---------     -----------
      (1) Bankruptcy bridge loans   $    72,600     $ 127,500     $   200,100
      (2) Deferred wages                671,700         4,600         676,300
      (3) Stock loans                   197,500       225,500         423,000
      (4) Other                         113,000         6,300         119,300
                                     ----------      --------      ----------
          Total                     $ 1,054,800     $ 363,900     $ 1,418,700
                                     ==========      ========      ==========

      (1) Loans to Company between February 1999 and August 1999. An equivalent value of common stock was issued at that time.

      (2) $85,000 in 1999 wages due from bankruptcy claim, $502,000 deferred wages from February 2002 to July 2004 and $84,700 deferred wages for 2005.

      (3) Includes $132,000 proceeds from sale of stock and equivalent loan to Company by President & CEO in 1997 and $65,500 loan from sale of stock in 2005. Also includes $225,500 loan to Company from an owner of more than 5% of outstanding stock form proceeds of sale of common stock.

      (4) Includes $72,600 accrued rent for corporate office.

6. Lease Commitments

Rent expense for the years ended September 30, 2004 and 2005 amounted to approximately $323,000 and $309,000, respectively. Future minimum lease payments under operating leases with terms in excess of one year are as follows:

                       Years ending September 30,
                       --------------------------
                       2006                           $ 153,000
                       2007                             103,000
                       2008                              28,000
                                                       --------
                       Total minimum lease payments   $ 284,000
                                                       ========

7. Stockholders' Equity

On April 18, 2004, the Company filed a Form S-8 with the Securities and Exchange Commission to issue 4,500,000 shares of unrestricted common stock pursuant to a consulting agreement with an attorney. Under the agreement, the attorney is obligated to provide approximately 140 hours of legal services for the Company. The fair market value of the stock issued was $54,000. At September 30, 2005, the attorney is obligated to provide approximately 100 hours of legal services.

On April 28, 2004, the Company issued 2,500,000 shares of restricted common to an investor relation firm to provide consulting services for the six month period ending October 31, 2004. The fair market value of the stock issued was $25,000.

On September 30, 2004 the Company issued $2,000,000 of Series B Preferred Stock in connection with the clinic acquisition in September 2000. The Series B Preferred Stock has the following terms: (i) face value of $100, (ii) 4%annual dividend, (iii) convertible into common stock at $0.05 per share or higher, (iv) automatic call conversion if stock price exceeds $0.20 per share, (v) redeemable for cash up to $250,000 per year for two years if net income exceeds $500,000 and (vi) automatic put conversion on September 30, 2007 at $0.05 per share.

During fiscal year 2005, the president and CEO converted 4,375 shares of Series B Preferred Stock into 5,469,000 shares of common stock at a conversion price of $0.07 per share and an owner of more 5% of common stock converted 1,750 shares of Series B Preferred Stock into 1,683,000 shares of common stock at a conversion price of $0.10 per share.

In March 2005 and September 2005, the Company issued 302,000 and 344,000 shares, respectively, as dividend payments on the Series B Preferred Stock.

8. Accounts Receivable


Following is an aging analysis as of September 30, 2005 for the patient billing of the Medical Clinic Division:

 Clinic Type        Total      %     Less than   %     6 months    %     1 year to    %      Over       %
                                     6 months          to 1 year          2 years           2 years
 -------------    ----------  ---   ----------  ---   ----------  ---   ----------  ---   ----------  ---
 Company-owned   $ 8,428,000  100  $ 2,964,000   35  $ 1,822,000   22  $ 1,512,000   18  $ 2,130,000   25

 Affiliated          711,000  100      476,000   67      200,000   28       35,000    5            -    -

 Physician           808,000  100      406,000   51      213,000   26      113,000   14       76,000    9
                  ----------        ----------        ----------        ----------        ----------
 Total           $ 9,947,000  100  $ 3,846,000   39  $ 2,235,000   22  $ 1,660,000   17  $ 2,206,000   22
                  ==========        ==========        ==========        ==========        ==========


The Medical Clinic Division patient billings receivables at September 30, 2004 and 2005 consist of the following, stated as a percentage of total accounts receivable:

                                                    9/30/2004    9/30/2005
                                                    ---------    ---------
    Personal injury claims                             86%          89%
    Medical claims filed with insurance companies       8            5
    Other claims                                        6            6
                                                      ---          ---
                                                      100%         100%
                                                      ===          ===

9. Income Taxes

The Company reported a net loss of $1,498,000 for the fiscal year ended September 30, 2004 and net income of $610,000 before preferred stock dividends for the fiscal year ended September 30, 2005. After taking into consideration differences for expense deductions for financial reporting purposes and for federal income tax purposes, the taxable loss was $1,494,000 in 2004 and the taxable income was $530,000 in 2005.

At September 30, 2005, the Company has net operating loss carry forwards of approximately $6,000,000 to offset future taxable income. The net operating loss carry forwards expire in varying amounts from 2009 through 2024. All deferred tax assets have a valuation allowance which reduces the net deferred tax balance to zero.

10. Stock Options

In August 1995, the Company adopted its 1995 Employee Stock Option Plan (the "1995 Employee Plan") under which options to purchase shares of common stock may be issued to employees and consultants of the Company. The Company reserved 1,000,000 shares of common stock for issuance under the Employee Plan. Also in August 1995, the Company adopted the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan") which provides for the grant of options to directors of up to 250,000 shares that do not qualify as "incentive stock options" under the Internal Revenue Code of 1986.

In February 2005, the Company adopted its 2005 Stock Option Plan (the "2005"
Plan) and filed a Form S-8 to register 5,000,000 shares of common stock. The 2005 Plan provides for the grant of incentive stock options to employees and the grant of non-qualified options to directors.

The following schedule summarizes the changes in the 1995 Employee Plan, the 1995 Director Plan and the 2005 Plan for the two years ended September 30, 2005:

                                                          Option Price
                                        Number of    Per Share  Total Option
                                         Shares                    Price
                                       ---------     ---------  ------------
 Outstanding at September 30, 2003     1,017,500       $0.05     $ 50,900
 (1,017,500 exercisable)

   For the year ended
     September 30, 2004:
       Granted                           100,000        0.01        1,000
       Cancelled                          40,000        0.05        2,000
       Expired                                 -           -            -
       Exercised                               -           -            -
                                       ---------    -----------  --------
 Outstanding at September 30, 2004     1,077,500    0.05 - 0.01    49,900
   (1,077,500 exercisable)

   For the year ended
     September 30, 2005:
       Granted                         2,490,000    0.13 - 0.01   116,700
       Cancelled                          50,000         .05        2,500
       Expired                                 -           -            -
       Exercised                       1,327,500    0.05 - 0.01    56,900
                                       ---------    -----------  --------
 Outstanding at September 30, 2005     2,190,000    $0.13-$0.01  $107,200
   (2,190,000 exercisable)             =========    ===========  ========

The fair value of all incentive options granted for 2005 would not have a material effect on net income reported for 2005. All options granted in the year ended September 30, 2004 were under the 1995 Director Plan. The expense attributable to the grants was immaterial.

The expense attributable to options granted and exercised by directors under the 1995 Director Plan and the 2005 Plan for the year ended September 30, 2005, which were accounted for as non-qualified options, was $28,000.

11. Bankruptcy Obligations

At September 30, 2005, the Company was delinquent on payments for unsecured creditor claims according to the Plan of Reorganization confirmed by the Bankruptcy Court in September 2000 in the amount of $365,000. Per the Plan of Reorganization, claims in excess of $5,000 were to be paid in three annual installments due September 2001, 2002 and 2003, and claims less than $5,000 were to be paid in September 2001. Since the Bankruptcy Court has closed the case and no longer has jurisdiction, a creditor would have to file a civil suit in a Texas state court to pursue its claim. Due to the four year statute of limitation on filings civil suits in Texas, a creditor must initiate a suit by September 2005 to pursue collection of the September 2001 installment for claims in excess of $5,000 and for all claims less than $5,000.

No creditor has initiated a claim as of September 30, 2005. Therefore in September 2005 the Company cancelled the claims of less than $5,000 in the amount of $50,000 and one-third of the claims in excess of $5,000 in the amount of $105,000. The total of $155,000 was reported as other income on the Statement of Operations.

12. Convertible Debenture

On December 29, 2005, the Company entered into three agreements with Golden Gate Investors, Inc. ("GGI"): (i) 4 3/4% Convertible Debenture ("Debenture"), (ii) Warrant to Purchase Common Stock ("Warrant"), and Securities Purchase Agreement.

The Debenture Principal Amount is $30,000 and has a maturity date of December 29, 2008. The conversion price shall be 85% of the average of the 5 lowest volume weighted average prices("vwap") during the 20 trading days prior to GGI's election to convert. If GGI elects to convert a portion of the Debenture and, on the day that the election is made, the vwap is less than $0.075, the Company shall have the right to prepay that portion of the Debenture that GGI elected to convert, plus any accrued and unpaid interest, at 120% of such amount. In the event that the Company elects to prepay that portion of the Debenture, GGI shall the right to withdraw its conversion notice.

The Company is obligated to file a Form SB-2 with the Securities and Exchange Commission relating to the offer and sale of securities included in the agreements with GGI. If the Form SB-2 is not effective by the 90th day from December 29, 2005, the Company shall be subject to certain default provisions.

On January 10, the Company received the $30,000 proceeds from the Debenture and a prepayment of $220,000 towards the exercise of warrant shares.

13. Contingencies

The Company has received notices from the Internal Revenue Service (IRS) asserting deficiencies in trust fund payroll taxes for 2003 and 2004 tax years, and penalties and interest for 1999 to 2004 tax years. The total claim is approximately $815,000 including $426,000 in taxes and $389,000 in penalties and interest. The accompanying financial statements at September 30, 2005 reflect the Company's estimate of $599,000 for payroll taxes, penalties and interest.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In accordance with the Business Corporation Law of the State of New York (the "Business Corporation Law"), Articles 9 and 10 of our Certificate of Incorporation (the "Certificate") provides that except as may otherwise be specifically provided in the Certificate, no provision of the Certificate is intended by us to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon us, upon our shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular the power of us to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

      No director of American HealthChoice shall be personally liable to the American HealthChoice or any of its shareholders for damages for any breach of duty in such capacity except if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

      Article V of our By-laws further provide as follows:

      On the terms, to the extent, and subject to the conditions prescribed by statute, and by such rules and by such rules and regulations, not inconsistent with statute, that the board may in its discretion impose in general or particular cases or classes or cases: (a) the Company shall indemnify any person made or threatened to be made party to an action or proceeding, civil or criminal, including any action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, and (b) the Company may pay, in advance of final disposition of any action or proceeding, expenses incurred by such person in defending such action or proceeding. The Company shall indemnify and make advancements to any person made or threatened to be made a party to any such action or proceeding by reason of the fact that he, his testator or intestate, was an agent or employee (other than a director or an officer) of the Company or served another corporation at the request of the Company in any capacity, on the terms, to the extent and subject to the conditions prescribed by statute, and by any rules and regulations of the board which would have been applicable if he had been a director or officer of the Company.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                       $    377.65
Accounting fees and expenses                 10,000.00*
Legal fees and expenses                      40,000.00*
Miscellaneous                                 4,622.35*
                                           -----------
                                    TOTAL  $ 55,000.00*
                                           ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      Following is a summary of unregistered securities issued during the period January 2003 through January 24, 2006.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. on December 29, 2005, together with Convertible Debenture, Warrant to Purchase Common Stock and Registration Rights Agreement, each dated as of December 29, 2005, for the sale of (i) $30,000 in convertible debentures and (ii) warrants to purchase 3,000,000 shares of our common stock. On April 27, 2006, we amended the terms of the original agreement pursuant to which we agreed to sell the investor convertible debentures in the aggregate amount of $1,000,000 and to cancel the previously issued warrants. This prospectus relates to the resale of the common stock underlying such convertible debentures. The investor provided us with an aggregate of $250,000 upon the execution of the initial definitive agreements. The investors will provide us an additional $200,000 upon the initial filing of the registration statement of which this prospectus forms a part and an additional $550,000 within five days of the effective date of the registration statement of which this prospectus forms a part.

      The debentures bear interest at 4.75%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures, divided by the lesser of (i) $0.75, (ii) eighty five percent of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty five percent of the volume weighted average price on the trading day prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall convert at least 3%, but no more than 30%, of the debenture per calendar month, provided that the common stock is available, registered and freely tradable. In the event that our volume weighted average price is less than $.075, we will have the option to prepay the debenture at 112% rather than have the debenture converted. If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.

      The selling stockholder has contractually agreed to restrict its ability to convert its debenture and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

      On September 30, 2003 we issued 15,000,000 shares of common stock at a per share price of $0.01, which approximated the then market price, to Dr. J. W. Stucki in connection with his employment contract for the three years ended September 30, 2003.

      On April 28, 2004 we issued 2,500,000 shares of common stock at a per share price of $0.01, which approximated the then market price, to an advisory firm in connection with a consulting agreement.

      On September 30, 2004 we issued $2,000,000 of Series B Preferred Stock in connection with the clinic acquisition in September 2000. The Series B Preferred Stock has the following terms: (i) face value of $100, (ii) 4%annual dividend,
(iii) convertible into common stock at $0.05 per share or higher, (iv) automatic call conversion if stock price exceeds $0.20 per share, (v) redeemable for cash up to $250,000 per year for two years if net income exceeds $500,000 and (vi) automatic put conversion on September 30, 2007 at $0.05 per share.

      On October 1, 2004 we issued 1,250,000 shares of common stock at a per share price of $0.02, which approximated the then market price, to Dr. J. W. Stucki in connection with an extension of his employment contract.

      On January 3 2005 Dr. J. W. Stucki converted 4,375 shares of Series B Preferred Stock into 5,469,000 shares of common stock at a conversion price of $0.07 per share.

      On March 17, 2005 an owner of more 5% of common stock but less than 10% converted 1,750 shares of Series B Preferred Stock into 1,683,000 shares of common stock at a conversion price of $0.10 per share.

      In March 2005 and September 2005, we issued 302,000 and 344,000 shares of common stock, respectively, as dividend payments on the Series B Preferred Stock.

      * Unless otherwise noted, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

2.1 Debtors American HealthChoice, Inc. and AHC Physicians Corp., Inc. Amended Joint Plan of reorganization dated March 31, 2000 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated September 25,
      2000).

3.1 Certificate of Incorporation of American HealthChoice, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form SB-2, Registration Number 33-09311, filed on July 31, 1996)

3.2 Certificate of Amendment to Certificate of Incorporation of American HealthChoice, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1996).

3.3   Bylaws of American HealthChoice, Inc. (incorporated by reference to
      Exhibit 3.3 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1996).

4.1 Form of Debenture for $3,385,000 of 8% convertible debentures due August 24, 2001 (incorporated by reference to Exhibit (c)(ii) to Current Report on Form 8-K dated August 24, 1998).

4.2 Form of Subscription Agreement between the Registrant and the holders of the debentures referenced in Exhibit 4.1 (incorporated by reference to Exhibit (c)(ii) to Current Report on Form 8-K dated August 24, 1998).

4.3 Form of Security Agreement entered into between the Registrant and the holders of the debentures referenced in Exhibit 4.1 (incorporated by reference to Exhibit (c)(ii) to Current Report on Form 8-K dated August 24, 1998).

4.4 Form of Registrations Rights Agreement between the Registrant and the holders of the debentures referenced in Exhibit 4.1 (incorporated by reference to Exhibit (c)(ii) to Current Report on Form 8-K dated August 24, 1998).

4.5 Security Agreement dated August 19, 2000 between American HealthChoice, Inc. and Southridge Capital LLC in its capacity as collateral agent for Sovereign Partners, L.P., Dominion Capital Fund, Ltd., Canadian Advantage Limited Partnership, and Atlantis Capital Fund. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated September 25, 2000).

4.6 8% Senior Secured Convertible Debenture due August 19, 2003. (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated September 25, 2000).

4.7 Stock Trust and Escrow Agreement entered into as of August 19, 2000 by and between American HealthChoice, Inc., Sovereign Partners, L.P., Dominion Capital Fund, Ltd., Canadian Advantage Limited Partnership, Atlantis Capital Fund and Krieger & Prager, LLP. (incorporated by reference to
      Exhibit 4.3 to Current Report on Form 8-K dated September 25, 2000).

4.8 Series B Preferred Stock terms and condition as of September 30, 2004. (incorporated by reference to Exhibit 4.8 to Form 10-KSB file number 000-26740 for the fiscal year ended September 30, 2004)

4.9 4 3/4 % Convertible Debenture dated December 29, 2005 (incorporated by reference to the Company's current report on Form 8-K, event date December 29, 2005)

4.10 Registration Rights Agreement dated December 29, 2005 (incorporated by reference to the Company's current report on Form 8-K, event date December 29, 2005)

4.11 Securities Purchase Agreement dated December 29, 2005 (incorporated by reference to the Company's current report on Form 8-K, event date December 29, 2005)

4.12 Amendment to Securities Purchase Agreement dated December 29, 2005 (incorporated by reference to the Company's current report on Form 8-K, event date April 27, 2006)

5.1   Opinion of Sichenzia Ross Friedman Ference LLP

10.3  1995 Non-Employee Director Stock Option Plan (incorporated by reference to
      Exhibit 10.1 to Form10-QSB, file number 33-30677-NY, filed for the quarter ended June 30, 1995).

10.4  1995 Employee Stock Purchase Plan (incorporated by reference to Exhibit
      10.3 to Form 10-QSB, file number 33-30677-NY, filed for the quarter ended June 30,1995).

10.5 1995 Employee Stock Option Plan Amendment 1996-1. (incorporated by reference to Exhibit 10.8 to Form 10-QSB, file number 000-26740, filed for the quarter ended June 30,1995).

10.6 1995 Non-Employee Director Plan Amendment 1996-1. (incorporated by reference to Exhibit 10.9 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1996).

10.7 1995 Employee Stock Purchase Plan Amendment 1996-1. (incorporated by reference to Exhibit 10.10 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1996).

10.8 1997 Consultant Stock Plan, (incorporated by reference to Form S-8 file number 333-26065, filed for the quarter ended March 31, 1997).

10.9 1997 Consultant Stock Plan, (incorporated by reference to Form S-8 file number 333-35581, filed for the quarter ended September 30, 1997).

10.10 1997 Executive Bonus Plan, (incorporated by reference to Form S-8 file number 333-36475, filed for the quarter ended September 30, 1997).

10.13 Employment Agreement for Chief Executive Officer dated June 1, 1997 between American HealthChoice, Inc. and Dr. Wes Stucki (incorporated by reference to Exhibit 10.13 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1998).

10.14 Asset Purchase Agreement dated February 12, 1999 between AHC Physicians Corporation and Georgia Clinic LLC (incorporated by reference file number 000-26740, filed for the fiscal quarter ended March 31,1999).

10.15 Demand Note dated June 10, 1999 between American HealthChoice, Inc. and Dr. J. W. Stucki incorporated by reference to Exhibit 10.15 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.16 Demand Note dated June 25, 1999 between American HealthChoice, Inc. and Dr. J. W. Stucki (incorporated by reference to Exhibit 10.16 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.17 Demand Note dated April 30, 1999 between American HealthChoice, Inc. and Mainstream Enterprises, LLC (incorporated by reference to Exhibit 10.17 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.18 Demand Note dated May 25, 1999 between American HealthChoice, Inc. and Mainstream Enterprises, LLC (incorporated by reference to Exhibit 10.18 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.19 Demand Note dated May 10, 1999 between American HealthChoice, Inc. and Mainstream Enterprises, LLC (incorporated by reference to Exhibit 10.19 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.20 Demand Note dated June 15, 1999 between American HealthChoice, Inc. and Mainstream Enterprises, LLC (incorporated by reference to Exhibit 10.20 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.21 Demand Note dated July 1, 1999 between American HealthChoice, Inc. and Mainstream Enterprises, LLC ( incorporated by reference to Exhibit 10.21 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.22 Demand Note dated July 10, 1999 between American HealthChoice, Inc. and Mainstream Enterprises, LLC ( incorporated by reference to Exhibit 10.22 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.23 Demand Note dated August 8, 1999 between American HealthChoice, Inc. and Dr. J. W. Stucki ( incorporated by reference to Exhibit 10.23 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 1999).

10.24 Asset Sale and Purchase Agreement dated September 1, 2000 by and between Acme Corpus Chiropractic Clinic, LLC, Laredo Family Enterprises, LLC, Acme Chiropractic Clinic, LLC and American HealthChoice, Inc. ( incorporated by reference to Exhibit 10.24 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.25 Loan Agreement dated September 1, 2000 between Belair Capital, Ltd. and American HealthChoice, Inc. ( incorporated by reference to Exhibit 10.25 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.26 Employment Agreement effective October 1, 2000 between Dr. J. W. Stucki and American HealthChoice, Inc. ( incorporated by reference to Exhibit
      10.26 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.27 Employment Agreement effective October 1, 2000 between Dr. Jeffrey Jones and American HealthChoice, Inc. ( incorporated by reference to Exhibit
      10.27 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.28 Employment Agreement effective October 1, 2000 between John C. Stuecheli and American HealthChoice, Inc. ( incorporated by reference to Exhibit
      10.28 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.29 Laredo Family Enterprises, LLC Financial Statements for the twelve months ended December 31, 1999 ( incorporated by reference to Exhibit 10.29 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.30 San Benito Chiropractic Clinic, LLC Financial Statements for the twelve months ended December 31, 1999 ( incorporated by reference to Exhibit
      10.30 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.31 Acme Corpus Chiropractic Clinic, LLC Financial Statements for the twelve months ended December 31, 1999 ( incorporated by reference to Exhibit
      10.31 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2000).

10.32 Employment Agreement effective October 1, 2005 between Dr, J. W. Stucki and American HealthChoice, Inc. ( incorporated by reference to Exhibit
      10.32 to Form 10-KSB, file number 000-26740, filed for the fiscal year ended September 30, 2005).

23.1  Consent of Lane Gorman Trubitt

23.2  Consent of Sichenzia Ross Friedman Ference LLP (filed herewith)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Flower Mound, on April 28, 2006.

                           AMERICAN HEALTHCHOICE, INC.

By: /s/Dr. .JW. STUCKI
    ------------------
    Dr. J.W. Stucki, President and
    CEO (Principal Executive Officer)

By: /s/ JOHN C. STUECHELI
    ---------------------
    John C. Stuecheli, Chief Financial
    Officer and Vice President - Finance
    (Principal Financial and Accounting Officer)

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                                  Title                       Date

/s/ Dr. J.W. Stucki         Chief Executive Officer, President    April 28, 2006
-------------------         and Chairman of the Board
Dr. J.W. Stucki             (Principal Executive Officer)

/s/ John C. Stuecheli       Chief Financial Officer and           April 28, 2006
---------------------       Vice President-Finance
John C. Stuecheli           (Principal Financial and
                            Accounting Officer)

/s/ V. John Mansfield       Director, Chairman of Audit           April 28, 2006
---------------------       Committee
V. John Mansfield

/s/ James Roberts           Director                              April 28, 2006
-----------------
James Roberts

/s/ Dr. Jeff Jones          Director                              April 28, 2006
------------------
Dr. Jeff Jones

/s/ Dr. Michael Smith       Director                              April 28, 2006
---------------------
Dr. Michael Smith